The information in this preliminary prospectus supplement and accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-140978

Subject to completion, dated March 26, 2008
Preliminary Prospectus Supplement
(To prospectus dated February 27, 2007)

1,500,000 Common Shares

Entertainment Properties Trust

We are offering 1,500,000 common shares of beneficial interest, par value $0.01 per share, or common shares, at a price of $      per share in this offering.

Our common shares trade on the New York Stock Exchange, or NYSE, under the symbol “EPR”. On March 25, 2008, the last reported sale price of our common shares on the NYSE was $54.08 per share.

Our common shares are subject to certain restrictions on ownership and transfer designed to preserve our qualification as a real estate investment trust for federal income tax purposes. See “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws—Restrictions on Ownership and Transfer of Shares” on page 29 of the accompanying prospectus for more information about these restrictions.

Investing in our common shares involves risks.  Before buying any common shares you should carefully read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including the section of this prospectus supplement entitled “Risk factors” beginning on page S-9, the section of the accompanying prospectus entitled “Risk Factors” on page 3 and the “Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission, or SEC, on February 26, 2008, and, to the extent applicable, our quarterly reports on Form 10-Q.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$	$

Underwriting discount	$	$

Proceeds, before expenses, to us	$	$

The underwriters have an option to purchase up to an additional 225,000 common shares from us to cover over-allotments, if any.

The underwriters expect that the common shares will be ready for delivery in book-entry form through the facilities of The Depository Trust Company on or about April   , 2008.

Joint Book-Running Managers

JPMorgan	Morgan Stanley	RBC Capital Markets

The date of this prospectus supplement is          , 2008

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates or as of other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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About this prospectus supplement

We are providing information to you about this offering of our common shares in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering. The second part is the accompanying prospectus, which provides general information, including information about our common shares. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the accompanying prospectus may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

References to “we,” “us,” “our,” “EPR” or the “Company” refer to Entertainment Properties Trust. When we refer to our “Declaration of Trust” we mean Entertainment Properties Trust’s Amended and Restated Declaration of Trust, including the articles supplementary for each series of preferred shares, as amended. When we refer to our “Bylaws” we mean Entertainment Properties Trust’s Bylaws, as amended. The term “you” refers to a prospective investor.

Incorporation of certain information by reference

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference in this prospectus supplement or the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement, the accompanying prospectus, or information we later file with the SEC, modifies or replaces that information.

The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 1-13561) and are incorporated by reference in this prospectus supplement:

1. Our annual report on Form 10-K for the year ended December 31, 2007 filed on February 26, 2008.

2. The description of our common shares included in our registration statement on Form 8-A filed on November 4, 1997.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) after the date of this prospectus supplement and prior to the termination of the offering of the securities covered by this prospectus supplement, are incorporated by reference herein.

To obtain a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) please contact us at:

Investor Relations Department
Entertainment Properties Trust
30 W. Pershing Road, Suite 201
Kansas City, Missouri 64108
(816) 472-1700/FAX (816) 472-5794
Email info@eprkc.com

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Our SEC filings also are available on our Internet website at www.eprkc.com. The information on our website is not, and you must not consider the information to be, a part of this prospectus supplement or the accompanying prospectus.

As you read these documents, you may find some differences in information from one document to another. You should assume that the information appearing in the prospectus supplement or the accompanying prospectus is accurate only as of the date on their respective covers, and you should assume the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

Cautionary statement concerning
forward-looking statements

With the exception of historical information, this prospectus supplement and the accompanying prospectus and our reports filed under the Exchange Act and incorporated by reference in this prospectus supplement and the accompanying prospectus and other offering materials and documents deemed to be incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects and our results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” or other comparable terms, or by discussions of strategy, plans or intentions. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise.

Factors that could materially and adversely affect us include, but are not limited to, the factors listed below:

•	General international, national, regional and local business and economic conditions;

•	Our ability to compete effectively;

•	Defaults in the performance of lease terms by our tenants;

•	The financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

•	Risk of our tenants not renewing their leases;

•	The concentration of leases with our single largest tenant;

•	Our continued qualification as a REIT;

•	Risks relating to real estate ownership and development, for example local conditions such as an oversupply of space or a reduction in demand for real estate in the area, competition from other available space, whether tenants and users such as customers of our tenants consider a property attractive, changes in real estate taxes and other expenses, changes in market rental rates, the timing and costs associated with property improvements and rentals, changes in taxation or zoning laws or other governmental regulation, whether we are able to pass some

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or all of any increased operating costs through to tenants, how well we manage our properties;

•	Risks associated with use of leverage to acquire properties;

•	Fluctuations in interest rates;

•	Acts of terrorism or armed conflicts;

•	Our ability to secure adequate insurance and risk of potential uninsured losses, including from natural disasters;

•	Risks involved in joint ventures;

•	Risks in leasing multi-tenant properties;

•	Risks of environmental liability;

•	Risks associated with owning or financing properties for which the tenant’s or mortgagor’s operations may be impacted by weather conditions;

•	Risks associated with the ownership of vineyards;

•	Our ability to raise capital;

•	Our ability to pay distributions to our shareholders;

•	Changes in laws and regulations, including tax laws and regulations;

•	Risks associated with changes in the Canadian exchange rate; and

•	Certain limits on change in control imposed under law and by our Declaration of Trust and Bylaws.

You should consider the risks described in the “Risk factors” section on page S-9 of this prospectus supplement, the “Risk Factors” section on page 3 of the accompanying prospectus and the “Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2007, filed with the SEC on February 26, 2008, and, to the extent applicable, our quarterly reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus, whether as a result of new information, future events or otherwise. In light of the factors referred to above, the future events discussed or incorporated by reference in this prospectus supplement or the accompanying prospectus may not occur and actual results, performance or achievements could differ materially from those anticipated or implied in the forward-looking statements.

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Prospectus supplement summary

This summary may not contain all of the information that is important to you. Before making a decision to purchase our common shares, you should carefully read this entire prospectus supplement and the accompanying prospectus, especially the “Risk factors” section on page S-9 of this prospectus supplement, the “Risk Factors” section on page 3 of the accompanying prospectus and the “Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2007, filed on February 26, 2008, and incorporated by reference herein, as well as the “Risk Factors” section in our quarterly reports on Form 10-Q, to the extent applicable, and the other documents incorporated by reference in this prospectus supplement and in the accompanying prospectus. Unless otherwise indicated, financial information included in this prospectus supplement is presented on a historical basis.

About EPR

We are a self-administered real estate investment trust, or “REIT,” that develops, owns, acquires and finances properties for consumer preferred high-quality businesses, including megaplex movie theatres, entertainment retail centers and other destination recreational and specialty properties.

Our real estate portfolio is comprised of over $1.9 billion in assets (before accumulated depreciation) and consists of:

•	79 megaplex movie theatre properties (including four joint venture properties) located in 26 states and Ontario, Canada

•	one theatre property under development in California

•	eight entertainment retail centers (including two joint venture properties) located in Westminster, Colorado, New Rochelle, New York, White Plains, New York, Burbank, California, and Ontario, Canada

•	other specialty properties, including six wineries and six vineyards located in California and a ski property located in Ohio

•	a 50% joint venture interest in JERIT CS Fund I (“CS Fund I”), which owns 12 public charter school properties located in seven states and the District of Columbia

•	land parcels leased to restaurant and retail operators adjacent to several of our theatre properties

As of March 25, 2008, we had invested approximately $19.6 million in development land and construction in progress for real-estate development.

Also, as of March 25, 2008, we had the following mortgage notes receivable:

•	$107.2 million (including accrued interest) in mortgage financing for the development of Toronto Life Square, an entertainment retail center in Canada

•	$123.0 million (including accrued interest) in mortgage financing for ten ski properties and development land located in New Hampshire, Vermont, Missouri, Indiana, Ohio and Pennsylvania

•	$3.6 million (including accrued interest) in mortgage financing for the development of an amphitheatre located in Illinois.

•	$107.3 million (including accrued interest) in mortgage financing for the development of a water park anchored entertainment village in the greater Kansas City area

The theatre project under development has been pre-leased to the prospective tenant under a long-term triple-net lease. The cost of development will be paid by us in periodic draws. The related timing and amount of rental payments to be received by us from the tenant under the lease correspond to the timing and amount of funding by us of the cost of development. This theatre will have 12 screens and we anticipate that the total development cost will be approximately $13.2 million. Through March 25, 2008, we had not yet invested any funds in this project but have commitments to fund the $13.2 million in improvements. We plan to fund development primarily with funds generated by debt financing and/or equity offerings. If we determine that construction is not being completed in accordance with the terms of the development agreement, we can discontinue funding construction draws.

We generally lease our single-tenant properties to tenants on a long-term triple-net basis that requires the tenant to assume the primary risks involved in operating the property and to pay substantially all expenses associated with the operation and maintenance of the property. We also provide secured mortgage financing and we own multi-tenant properties which are managed for us by third-party management companies.

Our theatre properties are leased to prominent theatre operators, including American Multi-Cinema, Inc. (referred to in this prospectus as “AMC”), Muvico Entertainment LLC, Regal Cinemas, Consolidated Theatres, Loews Cineplex Entertainment (now part of AMC), Rave Motion Pictures, Wallace Theatres, Southern Theatres, Cobb Theatres and Kerasotes Showplace Theatres. As of March 25, 2008, approximately 51% of our megaplex theatre properties were leased to AMC as a result of a series of sale-leaseback transactions relating to a number of AMC megaplex theatres, and approximately 51% of our total annual lease revenues were derived from rental payments by AMC under these leases.

Approximately 15% of our total annual revenue is derived from our four entertainment retail centers in Ontario, Canada and a mortgage note receivable secured by an additional property under development in Ontario, Canada. The Canadian entertainment retail centers combined with the carrying value of our mortgage note receivable represent approximately 23% of the Company’s net assets as of March 25, 2008.

Beginning with our taxable year ended December 31, 1997, we elected to be treated as a REIT for U.S. federal income tax purposes. In order to maintain our status as a REIT, we must comply with a number of requirements under federal income tax law that are discussed in “Additional U.S. federal income tax considerations” on page S-17 of this prospectus supplement and “U.S. Federal Income Tax Considerations” on page 32 of the accompanying prospectus.

Our executive offices are located at 30 W. Pershing Road, Suite 201, Kansas City, Missouri 64108. Our telephone number is (816) 472-1700.

Growth strategies

As a part of our growth strategies, we will consider developing or acquiring additional megaplex theatre properties, and developing or acquiring single-tenant entertainment, entertainment-related, recreational or specialty properties. We will also consider developing or acquiring additional entertainment retail centers. In lieu of acquisition or development, we may also pursue opportunities to provide mortgage financing for these same property types.

Our investing strategies center on certain guiding principles, which we refer to as our “Five Star Principles”:

Inflection opportunity

We look for a new generation of facilities emerging as a result of age, technology, or change in the lifestyle of consumers which create development, renewal or restructuring opportunities requiring significant capital.

Enduring value

We look for real estate that supports activities that are commercially successful and have a reasonable basis for continued and sustainable customer demand in the future. Further, we seek circumstances where the magnitude of change in the new generation of facilities adds substantially to the customer experience.

Excellent execution

We seek attractive locations and best-of-class executions that create market-dominant properties which we believe create a competitive advantage and enhance sustainable customer demand within the category despite a potential change in tenant. We minimize the potential for turnover by seeking quality tenants with a reliable track record of customer service and satisfaction.

Attractive economics

We seek investments that provide accretive returns initially and increasing returns over time with rent escalators and percentage rent features that allow participation in the financial performance of the property. Further, we are interested in investments that provide a depth of opportunity to invest sufficient capital to be meaningful to our total financial results and also provide a diversity by market, geography or tenant operator.

Advantageous position

In combination with the preceding principles, when investing we look for a competitive advantage such as unique knowledge of the category, access to industry information, a preferred tenant relationship, or other relationships that provide access to sites and development projects.

Recent developments

The following are principal recent developments since January 1, 2008:

Debt financing

On January 11, 2008, the Company obtained a $17.5 million non-recourse mortgage loan maturing on February 1, 2018 and secured by a theatre property located in Garland, Texas, which bears interest at 6.19% per year, and requires monthly principal and interest payments of $127 thousand and a final principal payment at maturity of $11.6 million.

On March 13, 2008, the Company’s subsidiary VinREIT, LLC entered into a $65.0 million term loan and revolving credit facility with Bank of the West and various lenders. The credit facility is evidenced by a Credit Agreement dated as of March 4, 2008 and includes pricing of LIBOR plus

1.5% on loans advanced against real property and LIBOR plus 1.75% on loans advanced against fixtures and equipment. The Credit Agreement provides for an aggregate advance rate of 65% based on the lesser of cost or appraised value. Term loans against real property may be drawn on through March 14, 2010. These loans are amortized over a 25-year period and mature on the earlier of ten years after disbursement or the maturity of the related real property lease. The equipment and fixture loans have a maturity date that is the earlier of ten years or the maturity of the related lease and require full principal amortization over the term of the loan. The Credit Agreement contains an accordion feature whereby, subject to lender approval, VinREIT, LLC may obtain additional revolving credit and term loan commitments in an aggregate principal amount not to exceed $35.0 million. The Credit Agreement is secured by the existing and future personal property of VinREIT, LLC, and is jointly and severally guaranteed by two wholly-owned subsidiaries of VinREIT, LLC, Havens VinREIT, LLC and Duncan Peak VinREIT LLC. Each of these subsidiaries granted a lien on its existing real estate and its existing and future personal property to secure its guaranty. The initial disbursement under the Credit Agreement consisted of two term loans in the aggregate principal amount of approximately $9.5 million with maturity dates of December 1, 2017 and March 13, 2018, respectively, and we simultaneously entered into interest rate swap agreements that fixed the interest rates at an average of 5.52%. On March 24, 2007, we obtained $3.2 million of equipment loans that mature on December 1, 2017. Other wholly-owned subsidiaries of VinREIT, LLC may subsequently become eligible to join in the credit facility as secured guarantors, thus facilitating credit extensions under the Credit Agreement.

The net proceeds from the above-referenced loans were used to pay down outstanding indebtedness under our unsecured revolving credit facility.

Investments

As previously announced, on October 30, 2007, we acquired, through our wholly-owned subsidiary, EPT Schoolhouse, LLC (“EPT Schoolhouse”), a 50% ownership interest in CS Fund I for $39.3 million. CS Fund I currently owns 12 public charter school properties located in Nevada, Arizona, Ohio, Georgia, Missouri, Michigan, Florida and Washington D.C. and leases them under a long-term triple net master lease. Our partner in CS Fund I is JERIT CS Fund I Member (“JERIT Fund Member”). On March 25, 2008, EPT Schoolhouse entered into a membership purchase agreement with JERIT Fund Member, pursuant to which EPT Schoolhouse will purchase all of JERIT Fund Member’s 50% ownership interest in CS Fund I for approximately $39.5 million. Upon completion of this transaction, CS Fund I will become a wholly-owned subsidiary of the Company. The member purchase agreement provides that EPT Schoolhouse shall pay JERIT Fund Member a monthly asset management fee of 1.875% of the monthly rent for the public charter school properties, for the six month period following the closing. The membership purchase agreement also contains an option pursuant to which JERIT Fund Member may re-acquire its 50% interest in CS Fund I within six months after the acquisition of such interest by EPT Schoolhouse. We anticipate that the acquisition of JERIT Fund Member’s 50% interest in CS Fund I by EPT Schoolhouse will be completed in early April; however, we cannot assure you that this transaction will be completed or completed for the amount or on the terms summarized above. Depending on the timing of this acquisition, we may finance the purchase price with a portion of the proceeds from this offering and the concurrent offering of our     % Series E cumulative convertible preferred shares of beneficial interest, or Series E preferred shares, or we may finance the purchase price with borrowings under our unsecured revolving credit facility which would be repaid using a portion of the proceeds from this offering and the concurrent Series E preferred shares offering.

CS Fund I currently has an option to purchase an additional $120 million of public charter school properties, of which $60 million of properties would be scheduled to close within the next 60 to 90 days if such option is exercised. We cannot offer any assurance that this option will be exercised or as to the timing or terms of the transaction or that the transaction will be completed.

Concurrent offering of Series E cumulative convertible preferred shares

Concurrently with this offering, we are offering 3,000,000 shares of our Series E preferred shares pursuant to a separate offering registered under the Securities Act. We have granted the underwriters for the Series E preferred shares offering an over-allotment option to purchase up to 450,000 additional shares of Series E preferred shares. If we complete the offering of the Series E preferred shares, we expect to use the proceeds from that offering and from this offering as described in “Use of Proceeds.” The completion of this offering of common shares is not subject to the completion of the concurrent offering of the Series E preferred shares and the completion of the concurrent offering of the Series E preferred shares is not subject to the completion of this offering of common shares.

We will pay cumulative distributions on the Series E preferred shares from and including the date of original issuance in the amount of $      per share each year, which is equivalent to     % of the $25.00 liquidation preference per share. The Series E preferred shares will rank on a parity with our existing Series B, Series C and Series D preferred shares and will be senior to our common shares, including the common shares offered hereby.

A holder of our Series E preferred shares may convert such Series E preferred shares into our common shares subject to certain conditions summarized in the prospectus supplement and other offering materials for the Series E preferred shares filed with the SEC. On or after April 20, 2013, we may, at our option, convert some or all of the Series E preferred shares into common shares in certain circumstances based on the market price of our common shares, all of which are summarized in the prospectus supplement and other offering materials for the Series E preferred shares. Upon any conversion of Series E preferred shares, we will have the option to deliver either (1) a number of common shares based upon the applicable conversion rate, or (2) an amount of cash and common shares, as described in the prospectus supplement for the Series E preferred shares.

For a description of the Series E preferred shares, please see the prospectus supplement and other offering materials for the Series E preferred shares, all of which have been or will be filed with the SEC.

This prospectus supplement shall not be deemed to be an offer to sell or a solicitation of an offer to buy any Series E preferred shares and we cannot assure you that the concurrent offering of our Series E preferred shares will be completed or completed for the amount or on the terms contemplated.

The offering

The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of common shares. For a more complete description of our common shares, see “Description of Shares of Beneficial Interest” and “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws” in the accompanying prospectus.

Issuer	Entertainment Properties Trust.

Securities offered	1,500,000 common shares of beneficial interest plus up to an additional 225,000 common shares of beneficial interest that we may issue and sell upon the exercise of the underwriters’ over-allotment option.

Common shares to be outstanding after the offering	29,736,174 common shares (29,961,174 common shares if the underwriters exercise their over-allotment option in full).

Listing	Our common shares are listed for trading on the NYSE under the symbol “EPR.”

Form	The common shares will be issued and maintained initially in book-entry form registered in the name of the nominee of The Depository Trust Company.

Restrictions on ownership	For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of any taxable year. In addition, our Declaration of Trust contains provisions that limit to 9.8% the percentage ownership of our equity by class or series, including the common shares, by any one person or group of affiliated persons. Our Declaration of Trust allows our Board of Trustees to waive this ownership limit, subject to certain conditions. See “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws—Restrictions on Ownership and Transfer of Shares” on page 29 of the accompanying prospectus.

Tax consequences	The U.S. federal income tax consequences of purchasing, owning and disposing of the common shares are summarized in “Additional U.S. federal income tax considerations” on page S-17 of this prospectus supplement and “U.S. Federal Income Tax Considerations” on page 32 of the accompanying prospectus.

Concurrent offering	Concurrently with this public offering of common stock, we are offering 3,000,000 shares (or 3,450,000 shares if the underwriters exercise their over-allotment option) of our % Series E cumulative convertible preferred shares of beneficial interest, referred to as Series E preferred shares, pursuant to a separate public offering registered under the Securities Act. The completion of the concurrent offering of the Series E preferred shares is not subject to the completion of this offering of common shares and the completion of this offering of common shares is not subject to the completion of the concurrent offering of Series E preferred shares. See “Concurrent Offering of Series E Cumulative Convertible Preferred Shares”.

Use of proceeds	The net proceeds to us from the sale of common shares offered hereby are expected to be approximately $ ($ if the underwriters exercise their over-allotment option in full), after deducting the underwriting discount and commissions and our estimated offering expenses. As summarized above in this prospectus supplement, we are concurrently offering our Series E preferred shares pursuant to a separate offering registered under the Securities Act. The net proceeds to us from the sale of our Series E preferred shares are expected to be approximately $ ($ if the underwriters exercise their over-allotment option in full), after deducting the underwriting discount and commissions and our estimated offering expenses. We intend to use the net proceeds from this offering and the concurrent offering of our Series E preferred shares for general business purposes, which may include funding the acquisition, development or financing of properties or the repayment of debt. We are continuously seeking acquisition, development and financing opportunities relating to megaplex movie theatres, entertainment retail centers and other destination recreational and specialty properties. We believe we have a strong pipeline of development, acquisition and financing transaction opportunities and we are a party to several letters of intent and have entered into other commitments in furtherance of these efforts, including our agreement to purchase the remaining 50% interest in CS Fund I for approximately $39.5 million. For a description of this transaction, see “Prospectus supplement summary—Recent developments—Investments.” Pending application of net proceeds from this offering and the concurrent offering of our Series E preferred shares to the uses described above, we intend to use the net proceeds from this offering and the concurrent offering of our Series E preferred shares to reduce indebtedness under our unsecured revolving credit facility and to invest any remaining net proceeds in interest-bearing accounts and short-term interest-bearing securities which are consistent with our qualification as a REIT under the Code. The proceeds we ultimately receive from this offering of common shares and the concurrent offering of Series E preferred shares are dependent upon numerous factors and subject to general market conditions. We may not consummate the concurrent offering of the Series E preferred shares or we may not consummate it for the amount or on the terms planned. Accordingly, the amounts described above may differ materially from the actual amounts we receive. This offering of common shares is not conditioned on completion of the concurrent offering of our Series E preferred shares and the concurrent offering of our Series E preferred shares is not conditioned on the completion of this offering of common shares. See “Use of proceeds.”

Settlement Date	Delivery of the common shares will be made against payment therefor on or about April , 2008.

Transfer Agent	The transfer agent for our common shares is Computershare Trust Company, N.A.

Risk factors	See the “Risk factors” section on page S-9 of this prospectus supplement, the “Risk Factors” section on page 3 of the accompanying prospectus and the “Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2007, filed on February 26, 2008, and, to the extent applicable, our quarterly reports on Form 10-Q for other information you should consider before buying our common shares.

Risk factors

Before you decide to purchase our common shares, you should be aware that there are risks in making this investment. You should carefully consider the risks described below, in the “Risk Factors” section on page 3 of the accompanying prospectus, in the “Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2007, filed on February 26, 2008, and, to the extent applicable, in our quarterly reports on Form 10-Q, together with all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide to invest in our common shares.

The trading price for our common shares could be substantially affected by various other factors.

As with other publicly-traded securities, the trading price for our common shares will depend on many factors, which may change from time to time, including:

•	the trading price for our Series B preferred shares, Series C preferred shares and Series D preferred shares or any other preferred shares we may issue in the future, including the Series E preferred shares;

•	any increases in prevailing interest rates, which may negatively affect the market for our common shares;

•	the market for similar securities;

•	additional issuances of common shares or preferred shares;

•	general economic conditions or conditions in the financial or real estate markets; and

•	our financial condition, performance and prospects.

The issuance or sale of equity, convertible or exchangeable securities in the market, including the proposed concurrent offering of our Series E preferred shares, or the perception of such future sales or issuances, could lead to a decline in the price of our common shares.

Any issuance of equity, convertible or exchangeable securities, including for the purposes of financing acquisitions and the expansion of our business, may have a dilutive effect on our existing stockholders. Concurrently with this offering of common shares, we are offering 3,000,000 shares of our Series E preferred shares in a separate offering registered under the Securities Act. As summarized in the prospectus supplement and other offering materials for the Series E preferred shares, the Series E preferred shares may be converted into shares of our common shares which may have a dilutive effect on our existing stockholders. In addition, the perceived risk associated with the possible issuance of a large number of shares or securities convertible or exchangeable into a large number of shares could cause some of our shareholders to sell their shares, thus causing the price of our shares to decline. We are not restricted from issuing additional shares or securities convertible into or exchangeable for our shares. Subsequent sales of our common shares in the open market or the private placement of our common shares or securities convertible or exchangeable into our common shares could also have an adverse effect on the market price of the shares. If our share price declines, it may be more difficult for us to or we may be unable to raise additional capital.

We may not be able to pay distributions upon events of default under our financing documents.

Some of our financing documents contain restrictions on distributions upon the occurrence of events of default thereunder. If such an event of default occurs, such as our failure to pay principal at maturity or interest when due for a specified period of time, we would be prohibited from making payments on our shares of beneficial interest, including our common shares.

We may continue to acquire, develop or finance ski properties, vineyards and wineries, and public charter school properties or real estate related companies focused on those types of properties and this may create risks.

We have made, and expect to continue to make, acquisition, development and financing investments in ski properties, vineyard and wineries, and public charter school properties, as well as, real estate related companies focused on those types of properties. These investments are subject to various risks, including those specifically attributable to the type of property involved. For instance, ski properties and vineyards and wineries are subject to risks related to weather conditions impacting such properties and the ability of the tenant or mortgagor to satisfy its obligations owed to the Company with respect to such properties. In addition, our investments in public charter schools are subject to various risks including the ability of a school to satisfy the accreditation requirements to receive or maintain its charter, as well as the potential of decreasing enrollment, all of which may impact the ability of the tenant to meet its obligations to the Company.

Use of proceeds

The net proceeds to us from the sale of common shares offered hereby are expected to be approximately $      ($      if the underwriters exercise their over-allotment option in full), after deducting the underwriting discount and commissions and our estimated offering expenses.

We are concurrently offering our Series E preferred shares pursuant to a separate offering registered under the Securities Act. The net proceeds to us from the concurrent offering of our Series E preferred shares are expected to be approximately $      ($      if the underwriters exercise their over-allotment option in full), after deducting the underwriting discount and commissions and our estimated offering expenses.

We intend to use the net proceeds from this offering and the concurrent offering of our Series E preferred shares for general business purposes, which may include funding the acquisition, development or financing of properties or the repayment of debt. We are continuously seeking acquisition, development and financing opportunities relating to megaplex movie theatres, entertainment retail centers and other destination recreational and specialty properties. We believe we have a strong pipeline of development, acquisition and financing transaction opportunities and we are a party to several letters of intent and have entered into other commitments in furtherance of these efforts, including our agreement to purchase the remaining 50% interest in CS Fund I for approximately $39.5 million. Depending on the timing of this acquisition, we may finance the purchase price with a portion of the proceeds from this offering and the concurrent offering of our Series E preferred shares or we may finance the purchase price with borrowings under our unsecured revolving credit facility which would then be repaid using a portion of the proceeds from this offering and the concurrent Series E preferred shares offering.

For a description of this transaction see, “Prospectus supplement summary—Recent developments—Investments.” There can be no assurance as to the completion, timing or terms of any of these potential transactions.

Pending application of net proceeds from this offering and the concurrent offering of our Series E preferred shares to the uses described above, we intend to use a portion of the net proceeds from this offering and the concurrent offering of our Series E preferred shares to reduce indebtedness under our unsecured revolving credit facility and to invest any remaining net proceeds in interest-bearing accounts and short-term interest-bearing securities which are consistent with our qualification as a REIT under the Code.

The unsecured revolving credit facility bears interest at LIBOR plus 1.30% to 1.75% or the Applicable Base Rate plus 0.00% to 0.20% depending on our leverage ratio at the time of each advance. The unsecured revolving credit facility matures on January 31, 2009 and may be extended for an additional year at our option subject to certain terms and conditions, including payment of an extension fee. JPMorgan Chase Bank, N.A., an affiliate of one of the underwriters, J.P. Morgan Securities, Inc., is a lender under this credit facility and will receive approximately 15% of any proceeds from this offering and the concurrent offering of our Series E preferred shares that are used to repay indebtedness under the credit facility. In addition, a holding company of JPMorgan Chase Bank, N.A. has entered into a merger agreement with a holding company of Bear Stearns Corporate Lending Inc. Bear Stearns Corporate Lending, Inc. is a lender under the credit facility and will receive approximately 4% of any proceeds from this offering and the concurrent offering of our Series E preferred shares that are used to repay indebtedness under the credit facility. Royal Bank of Canada, an affiliate of one of the underwriters, RBC Capital Markets Corporation, is also a lender under the credit facility and will receive approximately 15% of the proceeds of this offering and the concurrent offering of our Series E preferred shares that are used to repay indebtedness under the credit facility.

The proceeds we ultimately receive from this offering of common shares and the concurrent offering of our Series E preferred shares are dependent upon numerous factors and subject to general market conditions. We may not consummate the offering of the Series E preferred shares or we may not consummate it for the amount or on the terms planned. Accordingly, the amounts described above may differ materially from the actual amounts we receive. This offering of common shares is not conditioned on completion of the concurrent offering of our Series E preferred shares and the concurrent offering of our Series E preferred shares is not conditioned on the completion of this offering of common shares.

Capitalization

The following table describes our actual capitalization as of December 31, 2007, and our capitalization on an as adjusted basis to reflect (1) the issuance and sale of the 1,500,000 common shares offered by this prospectus supplement (assuming no exercise of the underwriters’ over-allotment option) and the application of the net proceeds from this offering as described in “Use of Proceeds” and (2) the issuance and sale of both the 1,500,000 common shares offered by this prospectus supplement (assuming no exercise of the underwriters’ over-allotment option) and the 3,000,000 Series E preferred shares pursuant to a separate offering registered under the Securities Act (assuming no exercise of the underwriters’ over-allotment option) and the application of the net proceeds from both offerings as described in “Use of Proceeds.” The proceeds we ultimately receive from this offering of common shares and the concurrent offering of our Series E preferred shares are dependent upon numerous factors and subject to general market conditions. We may not consummate the concurrent offering of our Series E preferred shares or we may not consummate it for the amount or on the terms planned. The completion of this offering of common shares is not subject to the completion of the concurrent offering of the Series E preferred shares and the completion of the concurrent offering of the Series E preferred shares is not subject to the completion of this offering of common shares. Accordingly, the actual amounts shown in the “As Adjusted” columns may differ materially from those shown below.

This information should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and schedules and notes thereto included in our annual report on Form 10-K for the year ended December 31, 2007, incorporated by reference in this prospectus supplement.

December 31, 2007
(dollars in thousands)	Actual	As Adjusted(1)	As Adjusted(2)

		(unaudited)	(unaudited)

Debt:
Unsecured revolving credit facility(3)	$—	$—	$—
Other long-term debt	1,081,264	1,081,264	1,081,264

Total debt	1,081,264	1,081,264	1,081,264
Minority interest	18,141	18,141	18,141
Shareholders’ equity:
Common shares, $0.01 par value, 50,000,000 shares authorized; 28,878,285 shares issued, actual and 30,378,285 shares issued, as adjusted	289	304	304
Preferred shares, $0.01 par value, 25,000,000 shares authorized, actual and as adjusted; 3,200,000 Series B preferred shares issued, actual and as adjusted; 5,400,000 Series C preferred shares issued, actual and as adjusted; 4,600,000 Series D preferred shares issued, actual and as adjusted; and no Series E preferred shares issued, actual and 3,000,000 Series E preferred shares issued, as adjusted	132	132	162
Additional paid-in capital	1,023,598
Treasury shares, at cost, 793,676 shares	(22,889)	(22,889)	(22,889)
Loans to shareholders	(3,525)	(3,525)	(3,525)
Accumulated other comprehensive income	35,994	35,994	35,994
Distributions in excess of net income	(25,706)	(25,706)	(25,706)

Total shareholders’ equity	1,007,893

TOTAL CAPITALIZATION	$2,107,298	$	$

(1)	This column reflects the issuance and sale of the 1,500,000 common shares offered by this prospectus supplement (assuming no exercise of the underwriters’ over-allotment option) and the application of the net proceeds from this offering as described in “Use of Proceeds”.

(2)	This column reflects the issuance and sale of both the 1,500,000 common shares offered by this prospectus supplement (assuming no exercise of the underwriters’ over-allotment option) and the 3,000,000 Series E preferred shares pursuant to a concurrent offering registered under the Securities Act (assuming no exercise of the underwriters’ over-allotment option) and the application of the net proceeds from each offering as described in “Use of proceeds.”

(3)	At March 25, 2008, we had $5.0 million of indebtedness outstanding under our unsecured revolving credit facility.

Selected financial data

This table includes selected historical financial data of EPR. You should read carefully the consolidated financial statements and schedules, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our annual report on Form 10-K for the year ended December 31, 2007 and our quarterly reports on Form 10-Q, to the extent applicable. The selected financial data in this table are not intended to replace the consolidated financial statements and schedules included in our annual report on Form 10-K for the year ended December 31, 2007 or our quarterly reports on Form 10-Q, which are incorporated by reference herein. This operating data for each of the five years ended December 31, 2007 reflects the reclassification of discontinued operations related to the June 2007 sale of property. Figures are in thousands except per share data.

Operating data

	Years Ended December 31,
	2007	2006	2005	2004	2003

Rental revenue	$185,949	$167,283	$144,950	$124,093	$89,696
Other income	2,402	3,274	3,517	557	1,195
Mortgage and other financing income	28,841	10,968	4,882	1,957	452
Property operating expense, net of tenant reimbursements	4,591	4,317	3,593	2,292	698
General and administrative expense	12,970	12,515	7,249	6,093	4,785
Other expense	4,205	3,486	2,985	—	—
Interest expense, net	60,505	48,866	43,749	40,011	31,022
Costs associated with loan refinancing	—	673	—	1,134	—
Depreciation and amortization	37,422	31,021	27,473	23,241	16,235

Income before gain on sale of land, minority interests, income from joint ventures and discontinued operations	97,499	80,647	68,300	53,836	38,603

Gain on sale of land	129	345	—	—	—
Minority interests	1,436	—	(34)	(953)	(1,555)
Equity in income from joint ventures	1,583	759	728	654	401

Income from continuing operations	100,647	81,751	68,994	53,537	37,449
Discontinued operations:
Income from discontinued operations	777	538	66	176	145
Gain on sale of real estate	3,240	—	—	—	—

Net income	104,664	82,289	69,060	53,713	37,594
Preferred dividend requirements	(21,312)	(11,857)	(11,353)	(5,463)	(5,463)
Series A preferred share redemption costs	(2,101)	—	—	—	—

Net income available to common shareholders	$81,251	$70,432	$57,707	$48,250	$32,131

	Years Ended December 31,
	2007	2006	2005	2004	2003

Per share data:
Basic earnings per share data:
Income from continuing operations available to common shareholders	2.89	2.67	2.31	2.11	1.80
Income from discontinued operations	0.15	0.02	—	0.01	0.01

Net income available to common shareholders	3.04	2.69	2.31	2.12	1.81
Diluted earnings per share data:
Income from continuing operations available to common shareholders	2.84	2.63	2.26	2.06	1.76
Income from discontinued operations	0.15	0.02	—	0.01	0.01

Net income available to common shareholders	2.99	2.65	2.26	2.07	1.77
Shares used for computation (in thousands):
Basic	26,690	26,147	25,019	22,721	17,780
Diluted	27,171	26,627	25,504	23,664	19,051
Cash dividends declared per common share	$3.04	$2.75	$2.50	$2.25	$2.00

Balance sheet data

	As of December 31,
	2007	2006	2005	2004	2003

Net real estate investments	$1,673,313	$1,415,175	$1,303,758	$1,144,553	$900,096
Mortgage notes and related accrued interest receivable	325,442	76,093	44,067	—	—
Total assets	2,171,633	1,571,279	1,414,165	1,213,448	965,918
Common dividends payable	21,344	18,204	15,770	14,097	9,829
Preferred dividends payable	5,611	3,110	2,916	1,366	1,366
Long-term debt	1,081,264	675,305	714,591	592,892	506,555
Total liabilities	1,145,599	714,123	742,509	620,059	521,509
Minority interests	18,141	4,474	5,235	6,049	21,630
Shareholders’ equity	$1,007,893	$852,682	$666,421	$587,340	$422,779

Additional U.S. federal income tax considerations

Please read the “U.S. Federal Income Tax Considerations” section on page 32 of the accompanying prospectus for additional U.S. federal income tax considerations that apply to this offering.

The following summary describes certain material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of common shares. This summary supplements and updates the more detailed description of these matters in the “U.S. Federal Income Tax Considerations” section of the accompanying prospectus. Stinson Morrison Hecker LLP will render a legal opinion that the discussions in this section and in the “U.S. Federal Income Tax Considerations” section of the accompanying prospectus are accurate in all material respects and, taken together, fairly summarize the federal income tax consequences discussed in those sections. Specifically, subject to qualifications and assumptions contained in its opinion, Stinson Morrison Hecker LLP will give opinions to the effect that we have been organized and have qualified as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), for our 1997 taxable year through the date hereof, and that our actual operation through the date hereof and current investments and proposed plan of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code.

This summary is based on current law and does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including, without limitation, dealers or traders in securities, insurance companies, financial institutions, partnerships and tax-exempt organizations and shareholders that hold our shares as part of a hedge, straddle conversion transaction or other arrangement) subject to special treatment under U.S. federal income tax laws.

It should be noted that the current tax rates referenced in this discussion are set to expire at the end of 2010. Absent legislative action, the maximum capital gains rate for U.S. Shareholders who are individuals will revert to 20% at that time and the maximum ordinary income tax rate will revert to 39.6%.

You should consult your own tax advisor regarding the specific tax consequences of the purchase, ownership and sale of the common shares.

Taxation of the company

As a REIT, the Company generally will not have to pay Federal corporate income taxes on its net income that it currently distributes to shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from investment in a regular corporation, subject to general exceptions that result in corporate level tax. See “U.S. Federal Income Tax Consequences—Taxation of the Company—General” in the prospectus. In order to maintain its status as a REIT, the Company must meet certain asset and income tests. See “U.S. Federal Income Tax Consequences—Taxation of the Company—Requirements for Qualification” in the prospectus.

Foreign investments

We and our subsidiaries may hold investments in, and pay taxes to, foreign countries. Taxes we pay in foreign jurisdictions may not be passed through to, or used by, our U.S. Shareholders as a foreign tax credit or otherwise. However, such taxes would create a tax deduction which would reduce REIT taxable income. Our foreign investments might also generate foreign currency gains and losses. According to recent guidance provided by the IRS, to the extent that a REIT incurs foreign currency gain which is attributable to income recognized by a REIT that is qualifying income under the 95% and 75% income tests, then the foreign currency gain is also qualifying income under the 95% and 75% income tests. No assurance can be given that foreign currency gains that we recognize directly or through pass-through subsidiaries will be qualifying income under the 95% or 75% income tests. Furthermore, no assurance can be given that a combination of non-qualifying income, such as certain foreign currency gains, personal property rents, and other non-qualifying income, will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxation of taxable domestic shareholders

As used herein, the term “U.S. Shareholder” means a holder of common shares who (for U.S. federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof (except, in the case of a partnership, the Treasury provides otherwise by regulations), (iii) is an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) is a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

As long as EPR qualifies as a REIT, distributions made out of our current or accumulated earnings and profits (and not designated as capital gain dividends) will generally constitute dividends taxable to our taxable corporate U.S. Shareholders as ordinary income taxed at a maximum rate of 35%, such corporate U.S. Shareholders will not be eligible for the dividends received deduction otherwise available with respect to dividends received by corporate U.S. Shareholders. It is not likely that a significant amount of our dividends paid to individual U.S. Shareholders will constitute “qualified dividend income” eligible for the current reduced maximum tax rate of 15%. Dividends received from a REIT generally are treated as “qualified dividend income” eligible for the reduced tax rate only to the extent that the REIT has received “qualified dividend income” from other non-REIT corporations, such as taxable REIT subsidiaries. In addition, if a REIT pays U.S. federal income tax on its undistributed net taxable income or on certain gains from the disposition of assets acquired from C corporations, the excess of the income subject to tax over the taxes paid will be treated as “qualified dividend income” in the subsequent taxable year.

Distributions made by us that are properly designated as capital gain dividends will be taxable to U.S. Shareholders as gains (to the extent they do not exceed our actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending on the period of time we held the assets which produced the gains, and on certain designations, if any, which may be made by us, such gains may be taxable to noncorporate U.S. Shareholders at a 15% or 25% rate (through 2010), without regard to the period for which the U.S. Shareholder has held the common shares. U.S. Shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent we make distributions (not designated as capital gain dividends) in excess of our current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Shareholder, reducing the adjusted basis which such U.S. Shareholder has in his common shares for tax purposes by the amount of such distribution (but not below zero). Distributions in excess of a U.S. Shareholder’s adjusted basis in his shares will be taxable as capital gain (provided that the shares have been held as a capital asset) and will be taxable as long-term capital gain if the common shares have been held for more than one year. Dividends declared by us in October, November or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by us and received by the shareholder on December 31st of that year; provided the dividend is actually paid by us on or before January 31st of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of EPR.

Distributions made by us and gain arising from the sale or exchange by a U.S. Shareholder of shares will not be treated as passive activity income, and, as a result, U.S. Shareholders generally will not be able to apply any “passive losses” against such income or gain. Distributions made by us (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of common shares and certain qualifying dividends (or distributions treated as such), will not be treated as investment income under certain circumstances.

Redemption of common shares

Redemption of common shares for cash will likely qualify as a sale or exchange rather than being treated under Section 302 of the Code as a distribution taxable as a dividend (to the extent of our current and accumulated earnings and profits) provided the redemption satisfies one of the tests set forth in Section 302(b) of the Code for the sale or exchange of the redeemable shares. None of these dividend distributions would be eligible for the dividends received deduction for corporate shareholders. The redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to you, (ii) results in a “complete termination” of your share interest in EPR, or (iii) is “not essentially equivalent to a dividend” with respect to you, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, common shares considered to be owned by you by reason of certain constructive ownership rules set forth in the Code, as well as common shares actually owned by you, must generally be taken into account. If you do not own (actually or constructively) any common shares of EPR, or an insubstantial percentage of our outstanding common shares, a redemption of your common shares is likely to qualify for sale or exchange treatment because the redemption would not be “essentially equivalent to a dividend.” However, because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to your common shares depends upon the facts and circumstances at the time the determination must be made, you are advised to consult your own tax advisor to determine such tax treatment.

If a redemption of common shares is not treated as a distribution taxable as a dividend to you, it will be treated as a taxable sale or exchange of the shares. As a result, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits), and (ii) your adjusted basis in the common shares for tax purposes. Such gain or loss will be capital gain or loss if the common shares have been held as a capital asset, and will be long-term gain or loss if the common shares have been held for more than one year at the time of the redemption. If a redemption of common shares is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by you. Your adjusted basis in the redeemable common shares for tax purposes will be transferred to your remaining shares in EPR. If you do not own any of our other shares, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

Disposition of common shares

If you are a U.S. Shareholder and you sell or dispose of your common shares, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted basis in the common shares for tax purposes. This gain or loss will be capital gain or loss if you have held the common shares as a capital asset and, if you are a U.S. Shareholder, will be long-term capital gain or loss if you have held the common shares for more than one year at the time of disposition.

In general, if you are a U.S. Shareholder and you recognize loss upon the sale or other disposition of common shares that you have held for six months or less, after applying the holding period rules set forth in the Code, the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from us which were required to be treated as long-term capital gains.

Capital losses recognized by a U.S. Shareholder upon disposition of our common shares that were held more than one year at the time of disposition will be considered long term capital losses and are generally available only to offset capital gain income of the U.S. Shareholder but not ordinary income (except in the case of individuals who may apply up to $3,000 per year of the excess, if any, of capital losses over capital gains to offset ordinary income. However, if you are a U.S. shareholder and you recognize loss upon the sale or other disposition of shares that you have held for six months or less (after applying certain holding period rules), the loss you recognize will be treated as a long term capital loss, to the extent you received distributions from us or which were retained by us and which were required to be treated as long-term capital gains.

Backup withholding

We will report to our domestic shareholders and to the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any from those dividends. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate equal to the fourth lowest rate of tax under Section 1(c) of the Code (which is currently 28%) with respect to dividends paid and redemption proceeds unless the shareholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. Notwithstanding the foregoing, we will institute backup withholding with respect to a shareholder when instructed to do so by the IRS. A shareholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s U.S. federal income tax liability.

In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status. See “-Taxation of Non-U.S. Shareholders” in the prospectus.

Taxation of tax-exempt shareholders

The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees’ pension trust do not constitute unrelated business taxable income (“UBTI”). Revenue rulings, however, are interpretive in nature and are subject to revocation or modification by the IRS. Based upon the ruling and the analysis therein, distributions by us to a shareholder that is a tax-exempt entity should not constitute UBTI, provided the tax exempt entity has not financed the acquisition of its common shares with “acquisition indebtedness” within the meaning of the Code, and the common shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. In addition, REITs generally treat the beneficiaries of qualified pension trusts as the beneficial owners of REIT shares owned by such pension trusts for purposes of determining if more than 50% of the REIT’s shares are owned by five or fewer individuals. However, if a pension trust owns more than 10% of the REIT’s shares (by value), it can be subject to UBTI on all or a portion of REIT dividends made to it, if the REIT is treated as a “pension-held REIT.” A pension-held REIT is any REIT if more than 25% (by value) of its shares are owned by one pension trust, or one or more pension trusts each owns 10% (by value) of such shares, and in the aggregate, such pension trusts own more than 50% (by value) of its shares. We do not expect to be treated as a “pension-held REIT.” However, because our common shares are publicly traded, and it is anticipated the common shares will be publicly traded, no assurance can be given in this regard.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income tax under Section 501(c)(7), (9), (17) and (20) of the Code, respectively, income from an investment in EPR will constitute UBTI. However, income from an investment in EPR will not constitute UBTI for voluntary employee benefit associations, supplemental unemployment trusts and qualified group legal services plans if the organization is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated by its investment in EPR. Such prospective shareholders should consult with their own tax advisors concerning these “set aside” and reserve requirements.

Taxation of foreign shareholders

The rules governing U.S. federal income taxation of the ownership and disposition of common shares by persons who are not U.S. Shareholders (“Non-U.S. Shareholders”) are complex and no attempt has been made to provide more than a summary of these rules. The summary of such rules is set forth in the “U.S. Federal Income Tax Considerations” section of the accompanying prospectus at “—Taxation of Non-U.S. Shareholders”. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state, local and any foreign income tax laws with regard to an investment in EPR, including any reporting requirements.

If the proceeds of a disposition of common shares are paid by or through a U.S. office of a broker, the payment is subject to information reporting and backup withholding unless the disposing Non-U.S. Shareholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a non-U.S. office of a non-U.S. broker. U.S. information reporting requirements (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the U.S. if (i) the payment is made through an office outside the U.S. of a broker that is either (a) a U.S. person, (b) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S., (c) a “controlled foreign corporation” for U.S. federal income tax purposes, or (d) a foreign partnership more than 50% of the capital or profits of which is owned by one or more U.S. persons or which engages in a U.S. trade or business, and (ii) the broker fails to obtain documentary evidence that the shareholder is a Non-U.S. Shareholder and that certain conditions are met or that the Non-U.S. Shareholder otherwise is entitled to an exemption.

Possible legislative or other actions affecting tax consequences

Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in our shares may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our shares.

Moreover, prospective investors should be aware that as of January 1, 2011, absent legislative action, the maximum capital gains federal income tax rate for U.S. shareholders who are individuals will revert to 20% and the maximum ordinary income tax rate will revert to 39.6%.

State tax consequences and withholding

We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business, and our shareholders may be subject to state and local taxation or withholding in various state or local jurisdictions, including those in which they reside. The state and local tax treatment of EPR and our shareholders may not conform to the U.S. federal income tax consequences discussed above. Several states in which we may own properties may treat REITs as ordinary corporations. You should consult your own tax advisor regarding the effect of state and local tax laws on an investment in our shares.

You are advised to consult with your own tax advisor regarding the specific tax consequences to you of the ownership and sale of shares in an entity electing to be taxed as a real estate investment trust, including the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale, and election and of potential changes in applicable tax laws.

Underwriting

J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are acting as the representatives of the underwriters named below. We and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the underwriters, have entered into an underwriting agreement concerning the common shares being offered by this prospectus supplement and the accompanying prospectus. The underwriters’ obligations are several and not joint, which means that each underwriter is required to purchase a specified number of shares, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of common shares set forth opposite its name below at the public offering price on the cover page of this prospectus supplement less the underwriting discount.

Underwriter	Number of Shares

J.P. Morgan Securities, Inc.
Morgan Stanley & Co. Incorporated
RBC Capital Markets Corporation

Total	1,500,000

The underwriting agreement provides that the obligations of the underwriters are conditional and may be terminated at their discretion based on their assessment of the state of the financial markets. The obligations of the underwriters may also be terminated upon the occurrence of the events specified in the underwriting agreement. The underwriters are severally committed to purchase all of the common shares being offered if any shares are purchased, other than those shares covered by the over-allotment option described below.

We have granted the underwriters an option to purchase up to an additional 225,000 common shares from us at the public offering price on the cover page of this prospectus supplement less the underwriting discount and an amount per share equal to any dividends or distributions declared by the Company and payable on the common shares but not payable on such additional common shares. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover over-allotments. To the extent the option is exercised, the underwriters will be severally committed, subject to certain conditions, to purchase the additional common shares in proportion to their respective commitments as indicated in the table above.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public without notice and to reject orders in whole or in part.

The underwriters propose to offer the common shares directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement and to selected dealers at such price less a concession not to exceed $      per share. The underwriters may allow, and such selected dealers may reallow, a concession not to exceed $      per share. If all of the shares are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms.

The following table shows the initial public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

Total
	Per Share	No Exercise	Full Exercise

Initial public offering price	$	$	$
Underwriting discounts and commissions payable by us	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the total expenses of this offering payable by us, excluding underwriting discounts, will be approximately $225,000.

We have agreed in the underwriting agreement to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and, where such indemnification is unavailable, to contribute to payments that the underwriters may be required to make in respect of such liabilities.

The underwriters have advised us that they intend to make a market in the common shares, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the common shares.

In order to facilitate this offering of common shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the common shares in accordance with Regulation M under the Exchange Act.

The underwriters have advised us that they may make short sales of common shares in connection with this offering, resulting in the sale by the underwriters of a greater number of shares than they are required to purchase pursuant to the underwriting agreement. The short position resulting from those short sales will be deemed a “covered” short position to the extent it does not exceed the number of shares the underwriters have the right to purchase in this offering including the 225,000 shares subject to their over-allotment option and will be deemed a “naked” short position to the extent it exceeds the number. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the trading price of the common shares in the open market that could adversely affect investors who purchase shares in this offering.

The underwriters may reduce or close out a covered short position either by exercising the over-allotment option or by purchasing shares in the open market. In determining which of these alternatives to pursue, the underwriters will consider the price at which shares are available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Any “naked” short position will be closed out by purchasing shares in the open market. Open market purchases made by the underwriters to cover all or a portion of their short position may be effected on the NYSE or otherwise. Similar to other purchase transactions, the underwriters’ purchases to cover a short position or to stabilize the market price of the common shares may have the effect of raising or maintaining the market price of the common shares or preventing or mitigating a decline in the market price of the common shares following this offering. As a result, the common shares may trade at a price that is higher than the price that otherwise might prevail in the open market.

No representation is made as to the magnitude or effect of any such stabilization or other activities. The underwriters are not required to engage in these activities and, if commenced, may discontinue any of these activities at any time.

We have agreed that, except pursuant to the underwriting agreement or the concurrent offering of our Series E preferred shares, we will not offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, or file with the SEC or cause to be declared effective a registration statement under the Securities Act relating to, any common shares, any other equity security of ours or any of our subsidiaries on parity with or senior to the common shares (with respect to distribution rights or payments upon our liquidation, dissolution or winding up) or any securities that are convertible into, that are exchangeable or exercisable for, or that represent the right to receive, any such securities, or publicly disclose the intention to make any such offer, sale, pledge, grant, disposition or filing, in each case for a period of 90 days after the date of this prospectus supplement, without the prior written consent of the underwriters subject to certain exceptions and the extension described below.

Our executive officers have agreed that they will not offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any of our common shares or securities convertible into, exchangeable or exercisable for, or that represent the right to receive any of our common shares, any other equity security of ours or any of our subsidiaries on parity with or senior to the common shares (with respect to distribution rights or payments upon our liquidation, dissolution or winding up) or any securities that are convertible into, that are exchangeable or exercisable for, or that represent the right to receive, any such securities, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common shares, whether any of these transactions are to be settled by delivery of our common shares or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge, grant or disposition, or enter into any transaction, swap, hedge or other arrangement without, in each case, the prior written consent of the underwriters for a period of 90 days after the date of this prospectus supplement, subject to certain exceptions and to the extension described below.

In the event that either (1) during the last 17 days of the “lock-up” period applicable to us or our executive officers, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the applicable “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the applicable “lock-up” period, then in either case the expiration of the applicable “lock-up” period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless the underwriters waive, in writing, such an extension.

From time to time, the underwriters and/or their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us for which they have received, and expect to receive, customary fees and commissions for these transactions. JPMorgan Chase Bank, N.A., an affiliate of one of the underwriters, J.P. Morgan Securities, Inc., is a lender under our unsecured revolving credit facility and will receive approximately 15% of any proceeds from this offering and the concurrent offering of our Series E preferred shares that are used to repay indebtedness under the credit facility. In addition, a holding company of JPMorgan Chase Bank, N.A. has entered into a merger agreement with a holding company of Bear Stearns Corporate Lending Inc. Bear Stearns

Corporate Lending, Inc. is a lender under the credit facility and will receive approximately 4% of any proceeds from this offering and the concurrent offering of our Series E preferred shares that are used to repay indebtedness under the credit facility. Royal Bank of Canada, an affiliate of one of the underwriters, RBC Capital Markets Corporation, is also a lender under the credit facility and will receive approximately 15% of the proceeds of this offering and the concurrent offering of our Series E preferred shares that are used to repay indebtedness under the credit facility. Each underwriter is an underwriter for our concurrent offering of Series E preferred shares.

It is expected that delivery of the common shares will be made on or about April   , 2008, which will be the           business day following the date of pricing of the common shares.

Legal matters

Stinson Morrison Hecker LLP will issue an opinion regarding the validity of the common shares offered by this prospectus supplement. In addition, the discussion under the caption “Additional U.S. Federal Income Tax Considerations” in this prospectus supplement and “U.S. Federal Income Tax Considerations” in the accompanying prospectus (as amended and supplemented by “Additional U.S. Federal Income Tax Considerations” in this prospectus supplement) is based on the tax opinion of Stinson Morrison Hecker LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Dechert LLP.

Experts

The consolidated financial statements and schedules of EPR as of December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007 have been incorporated by reference in this prospectus supplement and the accompanying prospectus and in the registration statement of which this prospectus supplement and the accompanying prospectus are a part, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of that firm as experts in accounting and auditing. The audit report covering the December 31, 2006 financial statements refers to a change in the method of quantifying errors in 2006.

Available information

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file reports and other information with the SEC. The reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained by mail from the Public Reference Section of the SEC at Room 1580,100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. In addition, our common shares, our Series B preferred shares, Series C preferred shares and Series D preferred shares are listed on the New York Stock Exchange and we are required to file reports, proxy and information statements and other information with the New York Stock Exchange. These documents can be inspected at the principal office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We have filed with the

SEC a registration statement on Form S-3 (Registration File No. 333-140978) covering the securities offered by this prospectus supplement. You should be aware that this prospectus supplement does not contain all of the information contained or incorporated by reference in that registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus supplement concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

PROSPECTUS

Entertainment Properties Trust

Debt Securities, Common Shares, Preferred Shares,
Depositary Shares and Warrants

We may offer, from time to time, in one or more series or classes and in amounts, at prices and on terms that we will determine at the time of offering:

•	debt securities which may be either senior debt securities or subordinated debt securities;

•	common shares of beneficial interest (“common shares”);

•	preferred shares of beneficial interest (“preferred shares”);

•	depositary shares representing preferred shares of beneficial interest (“depositary shares”); or

•	warrants.

These securities may be offered and sold separately or together in units with other securities described in this prospectus. We will provide the specific terms of these securities in supplements to this prospectus or other offering materials. You should read this prospectus, the applicable prospectus supplement and other applicable offering materials carefully before you invest.

The securities may be sold directly or through agents, underwriters or dealers. If any agent, dealer or underwriter is involved in selling the securities, its name, the applicable purchase price, fee, commission or discount arrangement, and the net proceeds to us from the sale of the securities will be described in a prospectus supplement or other offering materials. See “Plan of Distribution.”

Our common shares are listed on the New York Stock Exchange under the symbol “EPR”. The last reported sale price of our common shares on the New York Stock Exchange on February 26, 2007 was $67.88 per share. Our Series A Cumulative Redeemable Preferred Shares (“Series A Preferred Shares”), Series B Cumulative Redeemable Preferred Shares (“Series B Preferred Shares”) and Series C Cumulative Convertible Preferred Shares (“Series C Preferred Shares”) are listed on the New York Stock Exchange under the symbols “EPR PrA”, “EPR PrB”, and “EPR PrC”, respectively.

To preserve our qualification as a real estate investment trust or “REIT” for U.S. federal income tax purposes and for other purposes, we impose restrictions on ownership of our common and preferred shares. See “U.S. Federal Income Tax Considerations” and “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws” in this prospectus.

Investing in these securities involves certain risks. See the “Risk Factors” section on page 3 of this prospectus as well as the “Risk Factors” section of our most recent annual report on Form 10-K and, to the extent applicable, our quarterly reports on Form 10-Q.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our principal executive office is located at 30 W. Pershing Road, Suite 201, Kansas City, Missouri 64108. The telephone number for our principal executive office is (816) 472-1700.

The date of this prospectus is February 27, 2007.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (No. 333-       ) that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement or other offering materials that contain specific information about the terms of the offering and the securities offered. The prospectus supplement or other offering materials also may add to, update or change information provided in this prospectus. You should read this prospectus, the applicable prospectus supplement, the other applicable offering materials and the other information described in “Available Information” and “Incorporation of Certain Information by Reference” prior to investing.

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable supplement to this prospectus or any other applicable offering materials. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus or any other applicable offering materials as if we had authorized it. This prospectus, any applicable prospectus supplement and any other applicable offering materials do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus, any accompanying prospectus supplement or any other applicable offering materials constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, the accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective covers, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus, any accompanying prospectus supplement or any other applicable offering materials is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company” or “EPR” mean Entertainment Properties Trust. When we refer to our “Declaration of Trust” we mean Entertainment Properties Trust’s Amended and Restated Declaration of Trust, including the articles supplementary for each series of preferred shares, as amended. When we refer to our “Bylaws” we mean Entertainment Properties Trust’s Bylaws, as amended.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus or information we later file with the SEC, modifies or replaces that information.

The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (File No. 1-13561) and are incorporated by reference in this prospectus:

1. Our annual report on Form 10-K for the year ended December 31, 2006 filed on February 28, 2007.

2. The description of our common shares included in our registration statement on Form 8-A filed on November 4, 1997.

3. The description of our Series A Preferred Shares included in our registration statement on Form 8-A filed on May 24, 2002.

4. The description of our Series B Preferred Shares included in our registration statement on Form 8-A filed on January 12, 2005.

5. The description of our Series C Preferred Shares included in our registration statement on Form 8-A filed on December 21, 2006.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) after the date of this prospectus and prior to the termination of the offering of the securities covered by this prospectus are incorporated by reference herein.

To obtain a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) please contact us at:

Investor Relations Department
Entertainment Properties Trust
30 W. Pershing Road, Suite 201
Kansas City, Missouri 64108
(816) 472-1700/FAX (816) 472-5794
Email info@eprkc.com

Our SEC filings also are available on our Internet website at www.eprkc.com. The information on our website is not, and you must not consider the information to be, a part of this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, this prospectus and our reports filed under the Exchange Act and incorporated by reference in this prospectus and other offering materials and documents deemed to be incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects and our results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” or other comparable terms, or by discussions of strategy, plans or intentions. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise.

Factors that could materially and adversely affect us include, but are not limited to, the factors listed below:

•	General business and economic conditions;

•	Our ability to compete effectively;

•	Defaults in the performance of lease terms by our tenants;

•	Risk of our tenants filing for bankruptcy;

•	Risk of our tenants not renewing their leases;

•	The concentration of leases with our single largest tenant;

•	Our continued qualification as a REIT;

•	Risks relating to real estate ownership and development;

•	Risks associated with use of leverage to acquire properties;

•	Fluctuations in interest rates;

•	Acts of terrorism;

•	Risk of potential uninsured losses, including from natural disasters;

•	Risks involved in joint ventures;

•	Risks in leasing multi-tenant properties;

•	Risks of environmental liability;

•	Our ability to raise capital;

•	Our ability to pay distributions to our shareholders;

•	Changes in laws and regulations, including tax laws and regulations;

•	Risks associated with changes in the Canadian exchange rate; and

•	Certain limits on change in control imposed under law and by our Declaration of Trust and Bylaws.

You should consider the risks described in the “Risk Factors” section of our most recent annual report on Form 10-K and, to the extent applicable, our quarterly reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by reference in this prospectus.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus whether as a result of new information, future events or otherwise. In light of the factors referred to above, the future events discussed or incorporated by reference in this prospectus may not occur and actual results, performance or achievements could differ materially from those anticipated or implied in the forward-looking statements.

RISK FACTORS

An investment in our securities involves certain risks. See the “Risk Factors” section of our most recent annual report on Form 10-K and, to the extent applicable, our quarterly reports on Form 10-Q, to read about factors you should consider before investing in our securities.

THE COMPANY

We are a self-administered real estate investment trust, or “REIT.” As of February 26, 2007, our real estate portfolio consists of:

•	megaplex movie theatre properties (including joint venture properties)

•	entertainment retail centers (including joint venture properties)

•	other specialty properties

•	megaplex movie theatre properties, entertainment retail centers and other specialty properties under development

•	land parcels leased to restaurant and retail operators adjacent to several of our theatre properties

We generally lease our single-tenant properties to tenants on a long-term triple-net basis that requires the tenant to assume the primary risks involved in operating the property and to pay substantially all expenses associated with the operation and maintenance of the property. We also provide secured mortgage financing, as appropriate, and we own multi-tenant properties which are managed for us by third-party management companies.

Beginning with our taxable year ended December 31, 1997, we elected to be treated as a REIT for U.S. federal income tax purposes. In order to maintain our status as a REIT, we must comply with a number of requirements under federal income tax law that are discussed in “U.S. Federal Income Tax Considerations.”

Our executive offices are located at 30 W. Pershing Road, Suite 201, Kansas City, Missouri 64108. Our telephone number is (816) 472-1700.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, EPR intends to use the net proceeds from any sale of common shares, preferred shares, depositary shares, warrants or debt securities under this prospectus for general business purposes, which may include funding the acquisition, development or financing of properties and repayment of debt. Further details relating to the use of net proceeds from any specific offering will be described in the applicable prospectus supplement or other applicable offering materials.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
SHARE DISTRIBUTIONS

The table below presents our ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” is the sum of net income before equity in earnings of unconsolidated subsidiaries, minority interest in earnings and fixed charges (excluding capitalized interest) plus distributed income from unconsolidated joint ventures. “Fixed charges” consist of interest incurred on all indebtedness. The ratios are based solely on historical financial information and no pro forma adjustments have been made.

	Years Ended December 31
	2006	2005	2004	2003	2002

Ratio of earning to fixed charges	2.7X	2.6X	2.3X	2.2X	2.2X

The table below presents our ratio of earnings to combined fixed charges and preferred share distributions by dividing earnings by combined fixed charges and preferred share distributions. The terms “earnings” and “fixed charges” have the meanings assigned above. The ratios are based solely on historical financial information and no pro forma adjustments have been made.

	Years Ended December 31
	2006	2005	2004	2003	2002

Ratio of earning to combined fixed charges and preferred share distributions	2.2X	2.0X	2.0X	1.8X	1.9X

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or other applicable offering materials, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. Because it is a summary, it does not contain all information that may be important to you. If you want more information, you should read the forms of indentures we have filed as exhibits to the registration statement of which this prospectus is a part. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or other offering materials. This summary is also subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final indenture, applicable indenture supplement and debt security. See “Available Information.”

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of the Company, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under one or more separate indentures between us and a trustee to be named in the related prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together the senior indenture and the subordinated indenture are called “indentures.” We have filed the forms of the indentures as exhibits to the registration statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to certain of our debt, as described in the subordinated securities themselves or under the supplemental indenture under which they are issued. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

We conduct a significant portion of our operations through our subsidiaries. Therefore, holders of debt securities will have a position junior to the prior claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders, except to the extent that we may ourselves be a creditor with recognized and unsubordinated claims against any subsidiary. Our ability to pay principal of and premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to us of dividends, interest or other charges by our subsidiaries.

The following description is a summary of the material provisions of the forms of indentures. It does not restate the indentures in their entireties. The indentures are governed by the Trust Indenture Act of 1939. The terms of the debt securities include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act. We urge you to read the indentures because they, and not this description, define your rights as a holder of the debt securities. The following description is subject to and qualified by reference to the terms of the final indentures and any supplement thereto.

Information You Will Find in the Prospectus Supplement or Other Offering Materials

The indentures provide that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indentures do not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement or other offering materials for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the issue price of the debt securities of the series;

•	the title and denominations of the debt securities of the series;

•	the aggregate principal amount and any limit on the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable, the amount or amounts of such payments or principal and premium, if any, or the method of determination thereof;

•	the amount payable upon maturity or upon acceleration;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

•	any limits on ownership or transferability;

•	the person to whom such interest will be payable, if other than the person in whose name the debt securities are registered;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the basis upon which interest shall be calculated;

•	the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payment periods;

•	the place or places where the principal of and any premium and interest on the series of debt securities will be payable, or where the debt securities may be surrendered for conversion, transfer or exchange;

•	the terms and conditions, if any, upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

•	if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•	any additional amounts payable in respect of taxes or government charges or assessments;

•	the extent to which the debt securities of the series, in whole or any specified part, shall be defeasible pursuant to the indenture and the terms and conditions of such defeasance;

•	the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	the covenants and events of default if different from or in addition to those described in this prospectus;

•	any addition to or change in the events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, if any, of the debt securities of the series and terms of the subordination;

•	whether our subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of such events as may be specified;

•	whether we will issue the debt securities in certificate or book entry form;

•	whether such debt securities shall be issuable in registered form or bearer form, and if in registered form, the denomination if other than in even multiples of $1,000, and any restrictions applicable to the offering, sale or delivery of bearer debt securities;

•	identity of registrar and paying agent;

•	the forms of the debt securities of the series;

•	the terms, if any, which may be related to warrants, options, or other rights to purchase securities issued by the Company in connection with debt securities of the series;

•	whether the debt securities will be governed by, and the extent to which the debt securities will be governed by, any law other than the laws of the State of New York;

•	any other terms of the debt securities of the series which are not prohibited by the indenture.

Subordination

We will describe in the applicable prospectus supplement or other offering materials the terms and conditions, if any, upon which any series of subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate.

Original Issue Discount

One or more series of debt securities offered by this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The material federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement or other applicable offering materials.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement or other offering materials relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; and

•	by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement or other offering materials relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements.

Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, or in the applicable supplemental indenture, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

Payment of Interest on and Principal of Registered Global Securities

Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, we will make payments of principal, premium, if any, interest on and additional amounts with respect to debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of the Company, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

Generally, a depositary, upon receipt of any payment of principal, premium, interest on or additional amounts with respect to the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. Generally, payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•	the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depositary within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by the Company

The indenture includes covenants by us, including among other things that (i) we will make all payments of principal and interest at the times and places required and (ii) we will do or cause to be done all things necessary to preserve and keep in full force our existence, subject to certain terms as generally described under “— Mergers, Consolidations and Certain Sales of Assets”. The board resolution or supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

The indentures contain no covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

•	failure to pay when due any interest on or additional amounts with respect to any debt security of that series, continued for 30 days;

•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series at its maturity;

•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable, continued for 30 days;

•	failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 60 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series to which the covenant or agreement relates;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, interest on or any additional amounts with respect to such debt securities) if it considers such withholding of notice to be in the best interests of the holders.

No holder of any debt securities of any series will have any right to institute any proceeding with respect to the applicable indenture or for any remedy under such indenture, unless:

•	an event of default with respect to such series shall have occurred and be continuing and such holder shall have previously given to the trustee written notice of such continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee;

•	the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request; and

•	the trustee shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, interest on or any additional amounts with respect to such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

We and the applicable trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indentures, among other things to:

•	add additional obligors on, guarantees to or secure any series of debt securities;

•	evidence the succession of another person pursuant to the provisions of the indentures relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants and obligations or those of any guarantor;

•	surrender any right or power conferred upon us under the indentures or to add to our covenants for the protection of the holders of all or any series of debt securities;

•	add any additional events of default for the benefit of the holders of any one or more series of debt securities;

•	add to or change any of the provisions of the indentures to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in global form or uncertificated form;

•	add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination (a) shall neither (1) apply to any outstanding debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, or (2) modify the rights of any holder of any outstanding debt security with respect to such provision, or (b) shall become effective when there is no debt security then outstanding;

•	correct or supplement any provision which may be defective or inconsistent with any other provision or to cure any ambiguity or omission or to correct any mistake;

•	make any other provisions with respect to matters or questions arising under the indentures, provided such action shall not adversely affect the rights of any holder of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor or separate trustee; or

•	establish the form or terms of debt securities of any series and to make any change that does not adversely affect the rights of any holder of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indentures or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•	change the maturity of the principal of or any installment of principal of, or the date fixed for payment of interest on, any additional amounts or any sinking fund payment with respect to, any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on or any additional amounts with respect to any debt securities;

•	change the place of payment or the currency in which any debt securities are payable;

•	impair the right of the holders to institute a proceeding for the enforcement of any right to payment on or after maturity; or

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture or any waiver provided in the indenture.

Unless otherwise provided in a supplemental indenture with respect to any series of debt securities, under the indenture, the holders of at least a majority of the principal amount of debt securities of each series may, on behalf of that series:

•	waive compliance by the Company of certain restrictive covenants of the indenture; and

•	waive any past default under the indenture, except

•	a default in the payment of principal of or any premium or interest, or any additional amounts with respect to such series; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holder of each outstanding debt security affected.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the applicable indenture and such indenture shall generally cease to be of any further effect with respect to that series of debt securities if (i) we have delivered to the trustee for cancellation all debt securities of that series or (ii) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

In addition, to the extent set forth in a supplemental indenture with respect to a series of debt securities, we may have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we have and exercise a legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we have and exercise a covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

To the extent set forth in a supplemental indenture with respect to a series of debt securities, we may exercise a legal defeasance option or a covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (for debt securities denominated in U.S. dollars) or certain foreign government obligations (for debt securities denominated in a currency other than U.S. dollars) for the payment of principal, premium, if any, and interest and any additional amounts with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of the defeasance options, we must comply with certain other conditions, including for debt securities denominated in U.S. dollars the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable federal income tax law).

The trustee will hold in trust the cash or government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited government obligations to the payment of principal, premium, if any, and interest and any additional amounts with respect to the debt securities of the defeased series.

Mergers, Consolidations and Certain Sales of Assets

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity; unless in the case of both preceding clauses:

•	the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, all of our obligations under the debt securities and the applicable indenture;

•	immediately after giving effect to such transaction, no default or event of default would occur or be continuing; and

•	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the applicable indenture.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York, except as may be provided as to any series in a supplemental indenture.

Conversion or Exchange Rights

Any debt securities that we may issue pursuant to this prospectus may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement or other offering materials. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	restrictions on conversion, including to maintain REIT status;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indentures provide that there may be more than one trustee with respect to one or more series of debt securities but we need not designate more than one trustee. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under an indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal or, premium, if any, interest on and any additional amounts with respect to, and all registration, transfer, exchange authentication and delivery of, the debt securities of a series will be effected with respect to such series at an office designated by us.

The indentures contain limitations on the rights of any trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If any trustee acquires an interest that conflicts with any duties with respect to the debt securities, such trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the applicable indenture.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

The following description of our shares of beneficial interest (“shares”) is only a summary and is subject to, and qualified in its entirety by reference to, the provision governing such shares contained in our Declaration of Trust and Bylaws, copies of which we have previously filed with the SEC. Because it is a summary, it does not contain all of the information that may be important to you. See “Available Information” for information about how to obtain copies of the Declaration of Trust and Bylaws. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials.

Our Declaration of Trust authorizes us to issue up to 50,000,000 common shares, par value $0.01 per share, and 15,000,000 preferred shares, par value $0.01 per share, 2,300,000 of which are designated as Series A Preferred Shares, 3,200,000 of which are designated as Series B Preferred Shares, and 6,000,000 of which are designated as Series C Preferred Shares, and authorizes our Board of Trustees to determine, at any time and from time to time the number of authorized shares of beneficial interest, as described below. As of February 26, 2007, we had 26,458,875 common shares issued and outstanding, 2,300,000 Series A Preferred Shares issued and outstanding, 3,200,000 Series B Preferred Shares issued and outstanding, and 5,400,000 Series C Preferred Shares issued and outstanding. As of the date of this prospectus no other class or series of preferred shares has been established. For a summary of restrictions on ownership and transfers of shares, see “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws — Restrictions on Ownership and Transfers of Shares.”

Our Declaration of Trust contains a provision permitting our Board of Trustees, without any action by our shareholders, to amend the Declaration of Trust at any time to increase or decrease the aggregate number of shares or the number of shares of any class that we have authority to issue. Our Declaration of Trust further authorizes our Board of Trustees to cause us to issue our authorized shares and to reclassify any unissued shares into other classes or series. We believe that this ability of our Board of Trustees will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our Board of Trustees has no intention at the present time of doing so, it could authorize us to issue a new class or series that could, depending upon the terms of the class or series, delay, defer or prevent a change of control of EPR.

The transfer agent and registrar for our shares is UMB Bank, n.a.

Common Shares

All of our common shares are entitled to the following, subject to the preferential rights of any other class or series of shares which may be issued and to the provisions of our Declaration of Trust regarding the restriction of the ownership of shares:

•	to receive distributions on our shares if, as and when authorized by our Board of Trustees and declared by us out of assets legally available for distribution;

•	upon our liquidation, dissolution, or winding up, to receive all remaining assets available for distribution to common shareholders after satisfaction of our liabilities and the preferential rights of any preferred shares.

Subject to the provisions of our Declaration of Trust on restrictions on transfer, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Holders of our common shares do not have cumulative voting rights in the election of trustees.

Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or, except to the extent expressly required by the law pertaining to Maryland real estate investment trusts, appraisal rights. Shareholders have no preemptive rights to subscribe for any of our securities.

For other information with respect to our common shares, including effects that provisions in our Declaration of Trust and Bylaws may have in delaying, deferring or preventing a change in our control, see “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws” below.

Preferred Shares

General

Our Declaration of Trust authorizes our Board of Trustees to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of our authorized and unissued preferred shares. These may include:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series;

•	the distribution rate on the shares of the series, any restriction, limitation or condition upon the payment of the distribution, whether distributions will be cumulative, and the dates on which distributions accumulate and are payable;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets;

•	if the shares are convertible, the price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted into other securities; and

•	whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange.

The issuance of preferred shares, or the issuance of any rights or warrants to purchase preferred shares, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we may issue in the future.

The following describes some general terms and provisions of the preferred shares to which a prospectus supplement or other applicable offering materials may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Declaration of Trust, including the articles supplementary for the applicable series of preferred shares, and our Bylaws.

The applicable prospectus supplement or other applicable offering materials will describe the specific terms as to each issuance of preferred shares, including:

•	the description or designation of the preferred shares;

•	the number of the preferred shares offered;

•	the voting rights, if any, of the holders of the preferred shares;

•	the offering price of the preferred shares;

•	whether distributions will be cumulative and, if so, the distribution rate, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

•	the date from which distributions on the preferred shares shall accumulate;

•	the provisions for any auctioning or remarketing, if any, of the preferred shares;

•	the provision, if any, for redemption or a sinking fund;

•	the liquidation preference per share;

•	any listing of the preferred shares on a securities exchange;

•	whether the preferred shares will be convertible and, if so, the security into which they are convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

•	whether interests in the preferred shares will be represented by depositary shares as more fully described below under “Description of Depositary Shares”;

•	a discussion of material federal income tax considerations;

•	the relative ranking and preferences of the preferred shares as to distribution and liquidation rights;

•	any limitations on issuance of any preferred shares ranking senior to or on a parity with the series of preferred shares being offered as to distribution and liquidation rights;

•	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust or otherwise; and

•	any other specific preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the preferred shares.

As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement or other applicable offering materials will specify that fractional interest.

Rank

Unless our Board of Trustees otherwise determines and we so specify in the applicable prospectus supplement or other applicable offering materials, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all of our common shares.

Distributions

Holders of preferred shares of each series will be entitled to receive dividends at the rates and on the dates shown in the applicable prospectus supplement or other offering materials. Even though the preferred shares may specify a fixed rate of distribution, our Board of Trustees must authorize and declare those distributions and they may be paid only out of assets legally available for payment. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our Board of Trustees. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under “Description of Depositary Shares” will determine the persons to whom distributions are payable.

Distributions on any series of preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement or other offering materials. We refer to each particular series, for ease of reference, as the applicable series. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement or other applicable offering materials. If our Board of Trustees fails to authorize a distribution on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that series are declared payable in the future.

Unless otherwise provided in the applicable prospectus or other applicable offering materials, if the applicable series is entitled to a cumulative distribution, we may not declare, or pay or set aside for payment, any full distributions on any other series of preferred shares ranking, as to distributions, on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative distributions on the applicable series for all past distribution periods and the then current distribution period. If the applicable series does not have a cumulative distribution, we must declare, and pay or set aside for payment, full distributions for the then current distribution period only unless otherwise provided in the applicable prospectus supplement or other applicable offering materials. Unless otherwise provided in the applicable prospectus or other applicable offering materials, when distributions are not paid, or set aside for payment, in full upon any applicable series and the shares of any other series ranking on a parity as to distributions with the applicable series, we must declare, and pay or set aside for payment, all distributions upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid distributions of the several series. Unless otherwise provided in the applicable prospectus supplement or other applicable offering materials, for these purposes, accrued and unpaid distributions do not include unpaid distribution periods on noncumulative preferred shares. No interest will be payable in respect of any distribution payment that may be in arrears unless otherwise provided in the applicable prospectus or other applicable offering materials.

Unless otherwise provided in the applicable prospectus supplement or other applicable offering materials, except as provided in the immediately preceding paragraph, unless we declare, and pay or set aside for payment, full cumulative distributions, including for the then current period, on any cumulative applicable series, we may not declare, or pay or set aside for payment, any distributions upon common shares or any other equity securities ranking junior to or on a parity with the applicable series as to distributions or upon liquidation. The foregoing restriction does not apply to distributions paid in common shares or other equity securities ranking junior to the applicable series as to distributions and upon liquidation, unless otherwise provided in the applicable prospectus supplement or other applicable offering materials. Unless otherwise provided in the applicable prospectus supplement or other applicable offering materials, if the applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current period, before declaring distributions on common shares or junior or parity securities. In addition, under the circumstances that we could not declare a distribution, we may not redeem, purchase or otherwise acquire for any consideration any common shares or other parity or junior equity securities, except upon conversion into or exchange for common shares or other junior equity securities, unless otherwise provided in the applicable prospectus supplement or other applicable offering materials. We may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred shares, unless otherwise provided in the applicable prospectus supplement or other applicable offering materials.

We will credit any distribution payment made on an applicable series first against the earliest accrued but unpaid distribution due with respect to the series.

Redemption

We may have the right or may be required to redeem one or more series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement or other applicable offering materials.

If a series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement or other applicable offering materials the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement or other applicable offering materials. If the redemption price for preferred shares of any series is payable only from the net proceeds of our issuance of shares of beneficial interest, the terms of the preferred shares may provide that, if no shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement or other applicable offering materials.

Liquidation Preference

The applicable prospectus supplement or other applicable offering materials will show the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of our common shares or any other shares of beneficial interest ranking junior in the distribution of assets upon any liquidation to the applicable series, the holders of that series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid distributions include only the then current distribution period. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. If liquidating distributions shall have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of beneficial interest ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.

If, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that series and the corresponding amounts payable on all shares of beneficial interest ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of beneficial interest shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

For these purposes, our consolidation or merger with or into any other trust or corporation or other entity, or the sale, lease or conveyance of all or substantially all of our property or business, or a statutory share exchange, will not be a liquidation unless otherwise provided in the applicable prospectus supplement or other applicable offering materials.

Voting Rights

Holders of our preferred shares will not have any voting rights, except as shown below or as otherwise from time to time specified in the applicable prospectus supplement or other applicable offering materials.

Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, holders of our preferred shares (voting separately as a class with all other series of preferred shares with similar voting rights) will be entitled to elect two additional trustees to our Board of Trustees at our next annual meeting of shareholders or at a special meeting called for such purpose, if at any time distributions on the applicable series are in arrears for six or more quarterly periods. If the applicable series has a cumulative distribution, the right to elect additional trustees described in the preceding sentence shall remain in effect until we declare and pay or set aside for payment all distributions accrued and unpaid on the applicable series. In the event the preferred shareholders are so entitled to elect trustees, the entire Board of Trustees will be increased by two trustees.

Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of two-thirds of the shares of each series of preferred shares (and other shares having like voting rights) outstanding at that time:

•	effect a share exchange, consolidation or merger into another entity unless the series remains outstanding and its terms are not materially and adversely changed or the series is converted into or exchanged for preferred shares having identical terms (except for changes that do not materially and adversely affect the holders of such series);

•	amend, alter or repeal the provisions of our Declaration of Trust or Bylaws that materially and adversely affects the series of preferred shares;

•	increase the authorized amount of such series of preferred shares or decrease the authorized amount of such series of preferred shares below the number then issued and outstanding;

•	authorize, create or increase the authorized or issued amount of any class or series of shares ranking senior to that series of preferred shares;

•	reclassify any class or series of shares ranking senior to that series of preferred shares or any security or obligation convertible into any class of shares ranking senior to that series of preferred shares; and

•	create, authorize or increase the authorized or issued amount of any security or obligation convertible into or evidencing the right to purchase any shares ranking senior to that series of preferred shares.

The authorization, creation, increase or decrease of the authorized amount of any class or series of shares ranking on parity or junior to a series of preferred shares with respect to distribution and liquidation rights, or the issuance of such shares, will not be deemed to materially and adversely affect that series.

The foregoing voting provisions will not apply if, at or prior to the time of such amendment, provisions are made for the redemption of all of the outstanding shares of the series of preferred with the right to vote.

As more fully described under “Description of Depositary Shares” below, if we elect to issue depositary shares, each representing a fraction of a share of a series, each depositary will in effect be entitled to a fraction of a vote per depositary share.

Conversion Rights

We will describe in the applicable prospectus supplement or other applicable offering materials the terms and conditions, if any, upon which you may, or we may require you to, convert shares of any series of preferred shares into common shares or any other class or series of securities. The terms will include the number of common shares or other securities into which the preferred shares are convertible, the conversion price (or the manner of determining it), the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

Our Exchange Rights

We will describe in the applicable prospectus supplement or other applicable offering materials the terms and conditions, if any, upon which we can require you to exchange shares of any series of preferred shares for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series of preferred shares. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred shares being exchanged.

Series A Cumulative Redeemable Preferred Shares

Our Series A Preferred Shares provide for quarterly payments of cumulative dividends at the rate of 9.50% of the $25 per share liquidation preference of the Series A Preferred Shares, or a fixed rate of $2.375 per share each year. Dividends not declared or paid in any quarter continue to accumulate. On liquidation of the Company, holders of the Series A Preferred Shares are entitled to a liquidation preference of $25 per share plus all accumulated, accrued and unpaid dividends before any amount is payable to the holders of our common shares. The Series A Preferred Shares are not redeemable prior to May 29, 2007, except in limited circumstances relating to the preservation of our status as a REIT. On or after that date, we may at our own option redeem the Series A Preferred Shares in whole or in part by paying the $25 per share liquidation preference plus all accumulated, accrued and unpaid dividends. The Series A Preferred Shares rank senior to our common shares and on a parity with our Series B Preferred Shares, Series C Preferred Shares and other parity securities we may issue in the future with respect to the payment of dividends and amounts on liquidation, dissolution and winding up. Holders of Series A Preferred Shares generally have no voting rights, except that if dividends on the Series A Preferred Shares have not been paid for six or more quarterly periods (whether or not consecutive), holders of the Series A Preferred Shares (together with other shares having like voting rights) are entitled to elect two additional trustees to the Board of Trustees to serve until all unpaid dividends have been paid or declared and set aside for payment. In addition, certain material and adverse changes to the terms of the Series A Preferred Shares cannot be made without the affirmative vote of at least two-thirds of the outstanding Series A Preferred Shares and the holders of all other shares on a parity with the Series A Preferred Shares and having like voting rights.

Series B Cumulative Redeemable Preferred Shares

Our Series B Preferred Shares provide for quarterly payments of cumulative dividends at the rate of 7.75% of the $25 per share liquidation preference of the Series B Preferred Shares, or a fixed rate of $1.9375 per share each year. Dividends not declared or paid in any quarter continue to accumulate. On liquidation of the Company, holders of the Series B Preferred Shares are entitled to a liquidation preference of $25 per share plus all accumulated, accrued and unpaid dividends before any amount is payable to the holders of our common shares. The Series B Preferred Shares are not redeemable prior to January 19, 2010, except in limited circumstances relating to the preservation of our status as a REIT. On or after that date, we may at our own option redeem the Series B Preferred

Shares in whole or in part by paying the $25 per share liquidation preference plus all accumulated, accrued and unpaid dividends. The Series B Preferred Shares rank senior to our common shares and on a parity with our Series A Preferred Shares, Series C Preferred Shares and other parity securities we may issue in the future with respect to the payment of dividends and amounts on liquidation, dissolution and winding up. Holders of Series B Preferred Shares generally have no voting rights, except that if dividends on the Series B Preferred Shares have not been paid for six or more quarterly periods (whether or not consecutive), holders of the Series B Preferred Shares (together with other shares having like voting rights) are entitled to elect two additional trustees to the Board of Trustees to serve until all unpaid dividends have been paid or declared and set aside for payment. In addition, certain material and adverse changes to the terms of the Series B Preferred Shares cannot be made without the affirmative vote of at least two-thirds of the outstanding Series B Preferred Shares and the holders of all other shares on a parity with the Series B Preferred Shares and having like voting rights.

Series C Cumulative Convertible Preferred Shares

Our Series C Preferred Shares provide for quarterly payments of cumulative dividends at the rate of 5.75% of the $25 per share liquidation preference of the Series C Preferred Shares, or a fixed rate of $1.4375 per share each year. Dividends not declared or paid in any quarter continue to accumulate. On liquidation of the Company, holders of the Series C Preferred Shares are entitled to a liquidation preference of $25 per share plus all accumulated, accrued and unpaid dividends before any amount is payable to the holders of our common shares. The Series C Preferred Shares are not redeemable. Holders of Series C Preferred Shares may, at their option, convert the Series C Preferred Shares into our common shares subject to certain conditions at the then applicable conversion rate. The conversion rate is subject to adjustment upon the occurrence of specified events. On or after January 15, 2012, we may, at our option, convert some or all of the Series C Preferred Shares into common shares at the then applicable conversion rate in certain circumstances based on the market price of our common shares. Upon any conversion of Series C Preferred Shares, we will have the option to deliver either (1) a number of common shares based upon the applicable conversion rate, or (2) an amount of cash and common shares as specified in the articles supplementary for such shares. If the holders of Series C Preferred Shares elect to convert their Series C Preferred Shares in connection with a fundamental change that occurs on or prior to January 15, 2017, we will increase the conversion rate for the Series C Preferred Shares surrendered for conversion to the extent described in the articles supplementary for the Series C Preferred Shares. In addition, upon a fundamental change, when the actual applicable price of our common shares, as determined in accordance with the article supplementary, is less than $59.45 per share, the holders of Series C Preferred Shares may require us to convert some or all of their Series C Preferred Shares at a conversion rate equal to the liquidation preference of the Series C Preferred Shares being converted plus accrued and unpaid distributions divided by 98% of the market price of our common shares. We will have the right to repurchase for cash some or all of the Series C Preferred Shares that would otherwise be required to be converted. The Series C Preferred Shares rank senior to our common shares and on a parity with our Series A Preferred Shares, Series B Preferred Shares and other parity securities we may issue in the future with respect to the payment of dividends and amounts on liquidation, dissolution and winding up. Holders of Series C Preferred Shares generally have no voting rights, except that if dividends on the Series C Preferred Shares have not been paid for six or more quarterly periods (whether or not consecutive), holders of the Series C Preferred Shares (together with shares having like voting rights) are entitled to elect two additional trustees to the Board of Trustees to serve until all unpaid dividends have been paid or declared and set aside for payment. In addition, certain material and adverse changes to the terms of the Series C Preferred Shares cannot be made without the affirmative vote of at least two-thirds of the outstanding Series C Preferred Shares and the holders of all other shares on a parity with the Series C Preferred Shares and having like voting rights.

DESCRIPTION OF DEPOSITARY SHARES

The following is a summary of the material provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts which we will file as exhibits to the registration statement of which this prospectus is part prior to an offering of depositary shares. See “Available Information.” This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final deposit agreement and depositary receipts.

General

We may, at our option, elect to offer fractional interests in shares of preferred shares, rather than shares of preferred shares. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement or other offering materials relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the applicable deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.

Distributions

A depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Shares

You may receive the number of whole shares of your series of preferred shares and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.

Redemption of Depositary Shares

If we redeem a series of the preferred shares underlying the depositary shares, the depositary will redeem those shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 days, and not more than 60 days, before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

After the date fixed for redemption, the depositary shares called for redemption no longer will be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except for the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder’s depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so.

If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary’s gross negligence or willful misconduct.

Liquidation Preference

Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as shown in the applicable prospectus supplement or other applicable offering materials.

Conversion or Exchange of Preferred Shares

The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement or other applicable offering materials, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement or other applicable offering materials, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Federal Income Tax Consequences Relating to Depositary Shares

As an owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred shares represented by the depositary shares. Therefore, you will be required to take into account, for U.S. federal income tax purposes, income and deductions to which you would be entitled if you were a holder of the underlying series of preferred shares. In addition:

•	no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred shares in exchange for depositary shares provided in the deposit agreement;

•	the tax basis of each preferred share to you as an exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred shares; and

•	if you held the depositary shares as a capital asset at the time of the exchange for preferred shares, the holding period for the preferred shares will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

We and the applicable depositary will be permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a Maryland real estate investment trust or (2) a majority of each series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

•	all depositary shares have been redeemed;

•	there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred shares; or

•	each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal.

Miscellaneous

A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depositary receipts will be able to inspect the transfer books of the depositary and the list of holders of depositary receipts upon reasonable notice.

Neither a depositary nor our company will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

The following is a summary of the material terms of our warrants and the warrant agreement. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of warrants and the warrant agreement which we will file as exhibits to the registration statement of which this prospectus is part. See “Available Information.” This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and the terms of the applicable final warrant agreement and warrants.

We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, depositary shares or common shares. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

In the case of each series of warrants, the applicable prospectus supplement or other applicable offering materials will describe the terms of the warrants being offered thereby. These include the following, if applicable:

•	the title of the warrants

•	the offering price for the warrants

•	the aggregate number of the warrants

•	the designation and terms of the securities purchasable upon exercise of the warrants

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security

•	if applicable, the date after which the warrants and any securities issued with them will be separately transferable

•	the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise

•	the dates on which the right to exercise the warrants will commence and expire

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time

•	whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form

•	information relating to book-entry procedures

•	anti-dilution provisions of the warrants, if any

•	redemption, repurchase or analogous provisions, if any, applicable to the warrants

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement or other applicable offering materials. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement or other offering materials applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW AND EPR’S
DECLARATION OF TRUST AND BYLAWS

We are organized as a Maryland real estate investment trust. The following is a summary of our Declaration of Trust and Bylaws and several provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire Declaration of Trust and Bylaws, copies of which we have previously filed with the SEC, or refer to the provisions of Maryland law. See “Available Information” for information about how to obtain copies of our Declaration of Trust and Bylaws.

Trustees

Our Declaration of Trust and Bylaws provide that only our Board of Trustees will establish the number of Trustees, provided however that the term of office of a Trustee will not be affected by any decrease in the number of Trustees. Any vacancy on the Board of Trustees may be filled only by a majority of the remaining Trustees, even if the remaining trustees do not constitute a quorum, or by the sole Trustee. Any Trustee elected to fill a vacancy will hold office until the next annual meeting of shareholders and until a successor is elected and qualified.

Our Declaration of Trust divides our Board of Trustees into three classes. Shareholders elect the Trustees of each class for three-year terms upon the expiration of their current terms. Shareholders elect only one class of Trustees each year.

We believe that classification of our Board of Trustees helps to assure the continuity of our business strategies and policies. There is no cumulative voting in the election of Trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares are able to elect all of the successors of the class of Trustees whose term expires at that meeting. The classified Board of Trustees provision could have the effect of making the replacement of our incumbent Trustees more time consuming and difficult. At least two annual meetings of shareholders are generally required to effect a change in a majority of our Board of Trustees.

Our Declaration of Trust provides that, subject to the rights of holders of one or more classes of preferred shares to elect or remove one or more Trustees, a Trustee may be removed for cause by the affirmative vote of the holders of at least two-thirds of our common shares entitled to be cast in the election of trustees. This provision precludes shareholders from removing our incumbent Trustees unless cause, as defined in the Declaration of Trust, exists, and they can obtain a substantial affirmative vote of shares.

Advance Notice of Trustee Nominations and New Business

Our Bylaws provide that nominations of persons for election to our Board of Trustees and business to be transacted at shareholder meetings may be properly brought pursuant to our notice of the meeting, by our Board of Trustees, or by a shareholder who (i) is a shareholder of record at the time of giving the advance notice and at the time of the meeting, (ii) is entitled to vote at the meeting and (iii) has complied with the advance notice provisions set forth in our Bylaws.

Under our Bylaws, a shareholder’s notice of nominations for Trustee or business to be transacted at an annual meeting of shareholders must be delivered to our secretary at our principal office not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, a shareholder’s notice must be delivered to us not earlier than the close of business on the 90th day prior to such annual meeting and not later than the later of: (i) the 60th day prior to such annual meeting, or (ii) the 10th day following the day on which we first make a public announcement of the date of such meeting. The public announcement of a postponement or of an adjournment of such annual meeting to a later date or time will not commence a new time period for the giving of a shareholder’s notice. If the number of Trustees to be elected to our Board of Trustees is increased and we make no public announcement of such action at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice also will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to our secretary at our principal office not later than the close of business on the 10th day immediately following the day on which such public announcement is made.

For special meetings of shareholders, our Bylaws require a shareholder who is nominating a person for election to our Board of Trustees at a special meeting at which Trustees are to be elected to give notice of such nomination to our secretary at our principal office not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of: (1) the 60th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting to a later date or time will not commence a new time period for the giving of a shareholder’s notice as described above.

Meetings of Shareholders

Under our Bylaws, our annual meeting of shareholders will take place during the second quarter of each year following delivery of the annual report. Our Chairman, President, or one-third of our Trustees may call a special meeting of the shareholders. Our secretary also may call a special meeting of shareholders upon the written request of holders of at least a majority of the shares entitled to vote at the meeting.

Liability and Indemnification of Trustees and Officers

The laws relating to Maryland real estate investment trusts (the “Maryland REIT Law”) permit a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of that corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our officers and trustees are and will be indemnified under our Declaration of Trust against certain liabilities. Our Declaration of Trust provides that we will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify: (a) any individual who is a present or former trustee or officer of EPR; or (b) any individual who, while a trustee or officer of EPR and at the request of EPR, serves or has served as a director, officer, shareholder, partner, trustee, employee or agent of any real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprises against any claim or liability, together with reasonable expenses actually incurred in advance of a final disposition of a legal proceeding, to which such person may become subject or which such person may incur by reason of his or her status as such. We have the power, with the approval of our Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of EPR in any of the capacities described in (a) or (b) above and to any employee or agent of EPR or its predecessors.

We have also entered into indemnification agreements with our trustees and certain of our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

We have obtained trustee’s and officers’ liability insurance for the purpose of funding the provision of any such indemnification.

The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Shareholder Liability

Under Maryland law, a shareholder is not personally liable for the obligations of a real estate investment trust solely as a result of his or her status as a shareholder. Despite this, our legal counsel has advised us that in some jurisdictions the possibility exists that shareholders of a trust entity such as ours may be held liable for acts or obligations of the trust. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. Our Trustees have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.

Actions by Shareholders by Written Consent

Our Bylaws provide procedures governing actions by shareholders by written consent. The Bylaws specify that any written consents must be signed by shareholders entitled to cast a sufficient number of votes to approve the matter, as required by statute, our Declaration of Trust or our Bylaws, and such consent must be filed with minutes of the proceedings of the shareholders.

Restrictions on Ownership and Transfer of Shares

Our Declaration of Trust restricts the number of shares which may be owned by shareholders. Generally, for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities and constructive ownership among specified family members) at any time during the last half of a taxable year. The shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year. In order to maintain our qualification as a REIT, our Declaration of Trust contains restrictions on the acquisition of shares intended to ensure compliance with these requirements.

Our Declaration of Trust generally provides that any person (not just individuals) holding more than 9.8% in number of shares or value, of the outstanding shares of any class or series of our common stock or preferred stock (the “Ownership Limit”) may be subject to forfeiture of the shares (including common shares and preferred shares) owned in excess of the Ownership Limit. We refer to the shares in excess of the Ownership Limit as “Excess Shares.” The Excess Shares may be transferred to a trust for the benefit of one or more charitable beneficiaries. The trustee of that trust would have the right to vote the voting Excess Shares, and dividends on the Excess Shares would be payable to the trustee for the benefit of the charitable beneficiaries. Holders of Excess Shares would be entitled to compensation for their Excess Shares, but that compensation may be less than the price they paid for the Excess Shares. Persons who hold Excess Shares or who intend to acquire Excess Shares must provide written notice to us.

Our Ownership Limit may also act to deter an unfriendly takeover of the Company.

Business Combinations

The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to Maryland real estate investment trusts like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges and the like between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:

•	any person who beneficially owns 10% or more of the voting power of the trust’s shares; or

•	an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the trust.

After the five-year prohibition period has ended, a business combination between a trust and an interested shareholder must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:

•	the affirmative vote of at least 80% of the votes entitled to be cast; and

•	the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

The shareholder approvals discussed above are not required if the trust’s shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the MGCL if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board of trustees.

Control Share Acquisitions

The MGCL contains a provision which regulates control share acquisitions. This provision also applies to Maryland real estate investment trusts. The MGCL provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by trustees who are employees of the trust are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares owned by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

•	One-tenth or more but less than one-third;

•	One-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute of the MGCL does not apply to the following:

•	shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

•	acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

Anti-Takeover Effect of Maryland Law and of Our Declaration of Trust and Bylaws

The following provisions in our Declaration of Trust and Bylaws and in Maryland law could delay or prevent a change in control of EPR:

•	the limitation on ownership and acquisition of more than 9.8% of our shares;

•	the classification of our Board of Trustees into classes and the election of each class for three-year staggered terms;

•	the requirement of cause and a two-thirds majority vote of shareholders for removal of our Trustees;

•	the fact that the number of our Trustees may be fixed only by vote of our Board of Trustees and that a vacancy on our Board of Trustees may be filled only by the affirmative vote of a majority of our remaining Trustees;

•	the limitations on our shareholders’ abilities to act without a meeting;

•	the advance notice requirements for shareholder nominations for Trustees and other proposals;

•	the business combination provisions of the MGCL;

•	the control share acquisition provisions of the MGCL; and

•	the power of our Board of Trustees to authorize and issue additional shares, including additional classes of shares with rights defined at the time of issuance, without shareholder approval.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material United States (“U.S.”) federal income tax considerations regarding EPR and the acquisition, ownership and disposition of our securities. If we offer debt securities, depositary shares or warrants, information about any additional income tax consequences to holders of those securities will be included in the prospectus supplement or other applicable offering materials under which those securities are offered.

This summary is based on current law, is for general information only and is not tax advice. The tax treatment to holders of our securities will vary depending on a holder’s particular situation. This summary does not address all aspects of federal income taxation that may be relevant to a holder of securities in light of his or her personal investments or tax circumstances. Moreover, this summary does not address tax considerations applicable to certain types of holders subject to special treatment under the federal income tax laws (including, without limitation dealers or traders in securities, financial institutions, insurance companies and shareholders that hold our stock as part of a hedge, straddle, conversion transaction or other arrangement) except to the extent discussed under the subheadings “— Taxation of Tax-Exempt Shareholders” and “— Taxation of Non-U.S. shareholders.” In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to holders of our shares.

The information in this section is based on the U.S. Internal Revenue Code (the “Code”), current, temporary and proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), and court decisions, all as of the date of this prospectus. Future legislation, Treasury Regulations, administrative interpretations and practices and court decisions may adversely affect, perhaps retroactively, the tax considerations described herein. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that these statements will not be challenged by the IRS or sustained by a court if challenged by the IRS.

You are advised to consult your tax advisor regarding the specific tax consequences to you of the acquisition, ownership and sale of our securities, and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such acquisition, ownership, sale and election and of potential changes in applicable tax laws.

Taxation of the Company

General

We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1997. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1997. We intend to continue to operate in this manner.

In the opinion of Stinson Morrison Hecker LLP, we have qualified as a REIT under the Code for our taxable years ended December 31, 1997 through December 31, 2006, we are organized in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2007 and for future taxable years. It must be emphasized that this opinion is based upon certain assumptions and representations as to factual matters made by us, including representations made by us in a representation letter and certificate provided by our officers and our factual representations set forth herein and in registration statements previously filed with the SEC. Any variation from the factual statements set forth herein, in registration statements previously filed with the SEC, or in the representation letter and certificate we have provided to Stinson Morrison Hecker LLP may affect the conclusions upon which its opinion is based.

The opinions of Stinson Morrison Hecker LLP are based on existing law as contained in the Code and Treasury Regulations promulgated thereunder, in effect on the date of this prospectus, and the interpretations of such provisions and Treasury Regulations by the IRS and court decisions, all of which are subject to change either prospectively or retroactively, and to possibly different interpretations. Stinson Morrison Hecker LLP will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that the opinions expressed are not binding upon the IRS or any court. Accordingly, there can be no assurance that contrary positions may not successfully be asserted by the IRS. Moreover, our qualification and taxation as a REIT depends upon our ability, through actual annual operating results and methods of operation, to satisfy various qualification tests imposed under the Code, such as distributions to shareholders, asset composition levels, and diversity of stock ownership, the actual results of which have not been and will not be reviewed by Stinson Morrison Hecker LLP. In addition, our ability to qualify as a REIT also depends in part upon the operating results, organizational structure and entity classification for federal income tax purposes of certain affiliated entities, including affiliates that have made elections to be taxed as REITs, and for whom the actual results of the various REIT qualification tests have not been and will not be reviewed by Stinson Morrison Hecker LLP.

Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements for qualification and taxation as a REIT.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our taxable income that is distributed currently to our shareholders. This treatment substantially eliminates the “double taxation” (once at the corporate level when earned and once again at the shareholders’ level when distributed) that generally results from investment in an ordinary Subchapter C corporation. However, we will be subject to federal income tax as follows:

First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

Second, we may be subject to the “alternative minimum tax” on our items of tax preference under certain circumstances.

Third, if we have (a) net income from the sale or other disposition of “foreclosure property” (defined generally as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property) which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest U.S. federal corporate income tax rate on this income.

Fourth, we will be subject to a 100% tax on any net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business).

Fifth, if we fail to satisfy the 75% or 95% gross income tests (as discussed below), but have maintained our qualification as a REIT because we satisfied certain other requirements, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amounts by which we fail the 75% or 95% gross income tests multiplied by (b) a fraction intended to reflect our profitability.

Sixth, if we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year (other than certain long-term capital gains for which we make a capital gains designation (described below) and on which we pay the tax), and (c) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

Seventh, if we acquire any asset from a corporation which is or has been a Subchapter C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the Subchapter C corporation, and we subsequently recognize gain on the disposition of the asset during the ten year period beginning on the date on which we acquired the asset, then we will be subject to tax at the highest regular corporate tax rate on the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that we will not make an election pursuant to existing Treasury Regulations to recognize such gain at the time we acquire the asset.

Eighth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

Ninth, if we fail to satisfy any of the REIT asset tests, as described below, by more than a de minimis amount, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

Tenth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1) which is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or transferable certificates;

(3) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

(4) which is neither a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) not more than 50% in value of the outstanding shares of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year;

(7) that meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

(8) that elects to be a REIT, or has made such election for a previous year, and satisfies the applicable filing and administrative requirements to maintain qualification as a REIT.

The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a “look-through” exception with respect to pension funds. A REIT also must report its income for federal income tax purposes based on a calendar year accounting period.

We believe that we have satisfied each of the above conditions. In addition, our Declaration of Trust provides for restrictions regarding ownership and transfer of shares to prevent further concentration of share ownership (as summarized below “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws”). These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. In general, if we fail to satisfy these share ownership requirements, our status as a REIT will terminate. However, if we comply with the rules in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries and Taxable REIT Subsidiaries.

In the case of a REIT which is a partner in a partnership, or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, based on its interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and items of gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of partnerships and limited liability companies taxed as partnerships, in which we are, directly or indirectly through other partnerships or limited liability companies taxed as partnerships, a partner or member, are treated as our assets and items of income for purposes of applying the REIT qualification requirements described in this prospectus (including the income and asset tests described below).

We own 100% of the stock of a number of corporate subsidiaries that are qualified REIT subsidiaries (each, a “QRS”) and may acquire stock of one or more new subsidiaries. A corporation qualifies as a QRS if 100% of its outstanding stock is held by us, and we do not elect to treat the corporation as a taxable REIT subsidiary, as described below. A QRS is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a QRS are treated as our assets, liabilities and items of income, deduction and credit for all purposes of the Code, including the REIT qualification tests. For this reason, references to our income and assets include the income and assets of any QRS. A QRS is not subject to federal income tax, and our ownership of the voting stock of a QRS is ignored for purposes of determining our compliance with the ownership limits described below under “— Asset Tests.”

A taxable REIT subsidiary (“TRS”) is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a TRS. A TRS also includes any corporation other than a REIT with respect to which a TRS owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT.

A taxable REIT subsidiary is subject to Federal income tax at regular corporate rates (currently a maximum rate of 35%), and also may be subject to state and local taxation. Any dividends paid or deemed paid by any one of the Company’s taxable REIT subsidiaries will be taxable to the Company’s stockholders to the extent the dividends received from the taxable REIT subsidiary are paid to the Company’s stockholders. The Company may own more than 10% of the stock of a taxable REIT subsidiary without jeopardizing its qualification as a REIT. However, as noted below, in order for the Company to quality as a REIT, the securities of all of the taxable REIT subsidiaries in which it has invested either directly or indirectly may not represent more than 20% of the total value of its assets. The Company expects that the aggregate value of all of its interests in taxable REIT subsidiaries will represent less than 20% of the total value or its assets; however, the Company cannot assure that this will always be true. In addition, a TRS may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of a TRS will not be subject to the 10% or 5% asset tests described below, and its operations will be subject to the provisions described above.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by (1) interests in real property, (2) interests in mortgages on real property, (3) share (or transferable certificates of beneficial interest) in other REIT’s, (4) cash, (5) cash items (including receivables arising in the ordinary course of the REIT’s business) and (6) government securities (as well as certain temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by EPR for the one-year period beginning on the date of receipt of such new capital). Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test. Third, of the investments included in the 25% asset class, and except for investments in another REIT, a QRS or a TRS, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, commencing January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Fourth, no more than 20% of the value of our assets may be comprised of securities of one or more TRSs.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Commencing with our taxable year beginning January 1, 2005, certain relief provisions may be available to us if we fail to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if (i) the value of our nonqualifying assets does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or the period of time prescribed by Treasury Regulations. For a failure that exceeds the de minimis thresholds described above which is due to reasonable cause and not willful neglect, we may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by taking steps including (i) disposing of sufficient nonqualifying assets, or taking other actions, which allow us to meet the asset test within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or the period of time prescribed by Treasury Regulations, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets and (iii) filing a schedule describing each asset that caused the failure in accordance with applicable Treasury Regulations.

Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter end, there can be no assurance we always will be successful. If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Gross Income Tests

We must satisfy two gross income requirements for each taxable year to maintain our qualification as a REIT. First, in each taxable year at least 75% of our gross income must be “qualifying income.” Qualifying income generally includes (i) “rents from real property” (except as modified below), (ii) interest on obligations collateralized by mortgages on, or interests in, real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of our trade or business (“dealer property”), (iii) dividends or other distributions on shares in other REIT’s, as well as gain from the sale of those shares, (iv) abatements and refunds of real property taxes, (v) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage collateralized by such property (“foreclosure property”), (vi) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property, (vii) “qualified temporary investment income,” and (viii) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction. Second, in each taxable year at least 95% of our gross income (excluding gross income from prohibited transactions) must be derived directly or indirectly from income from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Rents we receive will qualify as “rents from real property” for purposes of satisfying the gross income tests for a REIT described above only if all of the following conditions are met:

•	The amount of rent must not be based in any way on the income or profits of any person, although rents generally will not be excluded solely because they are based on a fixed percentage or percentages of gross receipts or gross sales.

•	We, or an actual or constructive owner of 10% or more of our capital shares, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from any such tenant that is our TRS, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of outstanding stock of such TRS.

•	Rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.”

•	The REIT generally must not operate or manage the property for which the rents are received or furnish or render services to the tenants of the property (subject to a 1% de minimis exception), other than through an independent contractor from whom the REIT derives no revenue or through a TRS. The REIT may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Any amounts we receive from a TRS with respect to the TRS’s provision of non-customary services will be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We do not intend to charge rent for any property that is based in whole or in part on the net income or profits of any person (except by reason of being based on a percentage of gross receipts or sales, as described above), and generally we do not intend to rent any personal property (other than in connection with a lease of real property where either less than 15% of the total rent is attributable to personal property or an amount immaterial to our operations is attributable to personal property). We directly perform services under certain of our leases, but such services are not rendered to the occupant of the property. Furthermore, these services are usual and customary management services provided by landlords renting space for occupancy in the geographic areas in which we own property. To the extent that the performance of any services provided by us would cause amounts received from our tenants to be excluded from rents from real property, we intend to hire a TRS, or an independent contractor from whom we derive no revenue, to perform such services.

The term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of some or all of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Any income we derive from a hedging transaction will be nonqualifying income for purposes of the 75% gross income test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage the risk of interest rate changes or fluctuations with respect to borrowings made or to be made by us. To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

(i) our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

(ii) following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations.

For our taxable year ended December 31, 2006, we generally may avail ourselves of the relief provisions if:

(i) our failure to meet these tests was due to reasonable cause and not due to willful neglect;

(ii) we attach a schedule of the sources of our income to our federal income tax return; and

(iii) any incorrect information on the schedule was not due to fraud with intent to evade tax.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above, even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income

Any gain we realize on the sale of any property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We do not intend to engage in prohibited transactions.

Penalty Tax

Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our TRSs, and redetermined deductions and excess interest generally represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully makes such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders each year in an amount at least equal to (A) the sum of (i) 90% of our “REIT taxable income” (computed before deductions for dividends paid and excluding net capital gain) and (ii) 90% of our net income (after tax), if any, from foreclosure property; minus (B) the excess of the sum of certain items of noncash income (i.e., income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable) over 5% of “REIT taxable income” as described above.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a Subchapter C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that Subchapter C corporation, within the ten year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax built in gain, if any, we recognized on the disposition of the asset.

We must pay the distributions described above in the taxable year to which they relate (“current distributions”), or in the following taxable year if they are either (i) declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration (“throwback distributions”) or (ii) paid during January to shareholders of record in October, November or December of the prior year (“deemed current distributions”). To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. In addition, we would be subject to a 4% excise tax to the extent we fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year (other than certain long-term capital gains for which we make a capital gains designation and on which we pay the tax), and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which a REIT-level corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the excise tax.

We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

We generally expect that our REIT taxable income will be less than our cash flow because of the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements because of timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. Further, it is possible that from time to time we may be allocated a share of net capital gain attributable to any depreciated property we sell that exceeds our allocable share of cash attributable to that sale. If these circumstances occur, we may need to arrange for borrowings, or may need to pay dividends in the form of taxable share dividends, in order to meet the distribution requirements.

Under certain circumstances, we may be able to rectify a failure (due to, for example, an IRS adjustment such as an increase in our taxable income or a reduction in reported expenses) to meet the 90% distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us, and we will not be required to distribute any amounts to our shareholders. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders would be taxable as ordinary income to the extent of our current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Commencing with our taxable year beginning January 1, 2005, specified cure provisions are available to us in the event that we violate a provision of the Code that would result in our failure to qualify as a REIT. These cure provisions would reduce the instances that could lead to our disqualification as a REIT for violations due to reasonable cause and would instead generally require the payment of a monetary penalty.

Taxation of Taxable U.S. Shareholders

The following summary describes certain federal income tax consequences to U.S. shareholders with respect to an investment in our shares. This discussion does not address the tax consequences to persons who receive special treatment under the federal income tax law. Shareholders subject to special treatment include, without limitation, insurance companies, financial institutions or broker-dealers, tax-exempt organizations, shareholders holding securities as part of a conversion transaction, or a hedge or hedging transaction or as a position in a straddle for tax purposes, foreign corporations or partnerships and persons who are not citizens or residents of the United States.

As used herein, the term “U.S. shareholders” means a holder of shares who, for United States federal income tax purposes:

(i) is a citizen or resident of the United States;

(ii) is a corporation, partnership or other entity classified as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof unless, in the case of a partnership, Treasury Regulations provide otherwise;

(iii) is an estate the income of which is subject to United States federal income taxation regardless of its source; or

(iv) is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

Distributions Generally

As long as we qualify as a REIT, distributions made out of our current or accumulated earnings and profits (and not designated as capital gain dividends), generally will constitute dividends taxable to our U.S. shareholders as ordinary income. For purposes of determining whether distributions to holders of shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred shares and then to our common shares. These distributions will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations.

Because we generally are not subject to federal income tax on the portion of our REIT taxable income distributed to our shareholders, our ordinary dividends generally are not “qualified dividend income” eligible for the reduced 15% rate available to most non-corporate taxpayers through 2010 under the Tax Increase Prevention and Reconciliation Act of 2006, and will continue to be taxed at the higher tax rates applicable to ordinary income. However, the reduced 15% rate does apply to our distributions:

(i) designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions continue to be subject to tax at a 25% rate);

(ii) to the extent attributable to dividends received by us from non-REIT corporations or other taxable REIT subsidiaries; and

(iii) to the extent attributable to income upon which we have paid corporate income tax (for example, if we distribute taxable income that we retained and paid tax on in the prior year).

It is not likely that a significant amount of our dividends paid to individual U.S. shareholders will constitute “qualified dividend income” eligible for the current reduced tax rate of 15%.

To the extent that we make distributions (not designated as capital gain dividends) in excess of our current and accumulated earnings and profits, these distributions will be treated as a tax-free return of capital to each U.S. shareholder. This treatment will reduce the adjusted basis which each U.S. shareholder has in his or her shares of stock for tax purposes by the amount of the distribution (but not below zero). Distributions in excess of a U.S. shareholders’ adjusted basis in his or her shares will be taxable as capital gains (provided that the shares have been held as a capital asset) and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by us and received by the shareholders on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital Gain Distributions

Distributions that we properly designate as capital gain dividends (and undistributed amounts for which we properly make a capital gains designation) will be taxable to U.S. shareholders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending on the period of time we have held the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. shareholders at either a 15% or 25% rate, depending on the nature of the asset giving rise to the gain. Corporate U.S. shareholders may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will be treated as portfolio income. As a result, U.S. shareholders generally will not be able to apply any “passive losses” against this income or gain. A U.S. shareholder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the shareholders will be taxed at ordinary income rates on such amounts. Other distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, will not be treated as investment income under certain circumstances.

Retention of Net Long-Term Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election (a “Capital Gains Designation”) we would pay tax on our retained net long-term capital gains. In addition, to the extent we make a Capital Gains Designation, a U.S. shareholder generally would:

(i) include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount that is includable);

(ii) be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. shareholder’s long-term capital gains;

(iii) receive a credit or refund for the amount of tax deemed paid by it;

(iv) increase the adjusted basis of its shares by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

(v) in the case of a U.S. shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

Dispositions of Shares

Generally, if you are a U.S. shareholder and you sell or dispose of your shares, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property you receive on the sale or other disposition and (ii) your adjusted basis in the shares for tax purposes. This gain or loss will be capital in nature if you have held the shares as a capital asset and will be long-term capital gain or loss if you have held the shares for more than one year. However, if you are a U.S. shareholder and you recognize loss upon the sale or other disposition of shares that you have held for six months or less (after applying certain holding period rules), the loss you recognize will be treated as a long-term capital loss, to the extent you received distributions from us or which were retained by us and which were required to be treated as long-term capital gains.

The maximum tax rate for individual taxpayers on net long-term capital gains (i.e., the excess of net long-term capital gain over net short-term capital loss) is currently 15% for most assets. In the case of individuals whose ordinary income is taxed at a 10% or 15% rate, the 15% rate is reduced to 5%. Absent future legislation, the maximum tax rate on long-term capital gains will return to 20% in 2011.

Redemption of Shares

If we redeem any of our shares held by you, the tax treatment of the redemption must be determined based on facts at the time of redemption. In general, you will recognize gain or loss (as opposed to dividend income) equal to the difference between the amount received by you in the redemption and your adjusted tax basis in your shares redeemed if such redemption results in a “complete termination” of your interest in all classes of our equity securities, is a “substantially disproportionate redemption” or is “not essentially equivalent to a dividend” with respect to you. In applying these tests, you must take into account your ownership of all classes of our equity securities. You also must take into account any equity securities that are considered to be constructively owned by you.

If, as a result of a redemption by us of your shares, you no longer own (either actually or constructively) any of our equity securities or only own (actually and constructively) an insubstantial percentage of our equity securities, then it is likely that the redemption of your shares would be considered “not essentially equivalent to a dividend” and, thus, would result in gain or loss to you. Gain from the sale or exchange of our shares held for more than one year is taxed at a maximum long-term capital gain rate of 15% through 2010. However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and if you rely on any of these tests at the time of redemption, you should consult your tax advisor to determine their application to your situation.

Generally, if the redemption does not meet the tests described above, then the proceeds received by you from the redemption of your shares will be treated as a distribution taxable as a dividend to the extent of the allocable portion of current or accumulated earnings and profits. If the redemption is taxed as a dividend, your adjusted tax basis in the redeemed shares will be transferred to any other shares in us that you own. If you own no other shares in us, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

Backup Withholding

We report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a shareholder may be subject to backup withholding with respect to dividends paid at the fourth lowest rate of tax under Section 1(c) of the Code (which is currently 28%) unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the shareholders’ income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status. See “— Taxation of Non-U.S. shareholders.”

Taxation of Tax-Exempt Shareholders

The IRS has ruled that amounts distributed as dividends by a REIT to a tax-exempt employees’ pension trust do not constitute unrelated business taxable income (“UBTI”). Based on that ruling, dividend income from us should not be UBTI to a tax-exempt shareholder so long as the tax-exempt shareholder (except certain tax-exempt shareholders described below) has not held its shares as “debt financed property” within the meaning of the Code (generally, shares, the acquisition of which was financed through a borrowing by the tax-exempt shareholders) and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. Similarly, income from the sale of shares will not constitute UBTI unless a tax-exempt shareholder has held its shares as “debt financed property” within the meaning of the Code or has used the shares in a trade or business.

For shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their own tax advisors concerning these “set aside” and reserve requirements.

In addition to the above, a portion of the dividends paid by a “pension held REIT” may be treated as UBTI certain types of trusts that hold more than 10% (by value) of the interests in the REIT. A pension held REIT is any REIT if more than 25% (by value) of its shares are owned by at least one pension trust, or one or more pension trusts, each of whom owns more than 10% (by value) of such shares, and in the aggregate such pension trusts own more than 50% (by value) of its shares. We do not expect to be classified as a “pension held REIT,” but because our shares are publicly traded. We cannot guarantee this will always be the case.

Tax-exempt shareholders should consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of an investment in our shares.

Taxation of Non-U.S. Shareholders

The rules governing United States federal income taxation of the ownership and disposition of shares by persons that are not U.S. shareholders (“Non-U.S. shareholders”) are complex and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a Non-U.S. shareholder in light of its particular circumstances and does not address any state, local or foreign tax consequences. Non-U.S. shareholders should consult their own tax advisors to determine the impact of U.S. federal, state, local and foreign tax consequences to them of an investment in our shares, including tax return filing requirements.

Distributions

Distributions that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to U.S. withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by you of a United States trade or business (or, if an income tax treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. shareholder). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. In general, Non-U.S. shareholders will not be considered engaged in a U.S. trade or business (or in the case of an income tax treaty, as having a U.S. permanent establishment) solely by reason of their ownership of shares.

Dividends that are treated as effectively connected with such a trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. shareholder) will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates, in the same manner as dividends paid to U.S. shareholders are subject to tax, and are generally not subject to withholding. Any such dividends received by a

Non-U.S. shareholder that is a corporation also may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We expect to withhold United States income tax at the rate of 30% on any distributions made to a Non-U.S. shareholder unless:

•	you file with us an IRS Form W-8BEN evidencing eligibility for a reduced treaty rate of withholding under an applicable treaty; or

•	you file an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with your trade or business.

Return of Capital Distributions

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that such distributions do not exceed your adjusted basis in our shares, but rather will reduce the adjusted basis of such shares. Distributions in excess of your adjusted basis in our shares will give rise to gain from the sale or exchange of such shares. The tax treatment of this gain is described below.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld generally should be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests

Distributions to you that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless:

(1) the investment in our shares is treated as effectively connected with your U.S. trade or business, in which case you will be subject to the same treatment as U.S. shareholders with respect to such gain, except that a Non-U.S. shareholder (or, if an income tax treaty applies, it is attributable to a U.S. permanent establishment of the Non-U.S. shareholder) that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

(2) you are a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case you will be subject to a 30% tax on your capital gains.

For each year during which we qualify as a REIT, distributions that are attributable to net capital gain from the sale or exchange of U.S. real property interests, such as properties beneficially owned by us, will be taxed to a Non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). Under FIRPTA, such distributions paid to a Non-U.S. shareholder who owns more than 5% of the value of our shares at any time during the one-year period ending on the date of distribution will be subject to U.S. federal income tax as income effectively connected with a United States trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend.

Generally, you will be taxed at the same capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). We will be required to withhold and to remit 35% of any distribution to you that could be treated as a capital gain dividend. The amount withheld is creditable against your U.S. federal income tax liability. However, any distribution with respect to any class of shares which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if you did not own more than 5% of such class of shares at any time during the one-year period ending on the date of the distribution (the “5% Exception”). Instead, such distributions will be treated as ordinary dividend distributions.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the shares held by Non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, you would be able to offset as a credit against your U.S. federal income tax liability resulting from your proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent your proportionate share of such tax paid by us exceeds your actual U.S. federal income tax liability.

Sale of Shares

Gain recognized by a Non-U.S. shareholder upon the sale or exchange of our shares generally will not be subject to U.S. taxation unless such shares constitutes a U.S. real property interest. Our shares will not constitute a U.S. real property interest so long as (i) we are a domestically-controlled qualified investment entity, which includes a REIT, if at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. shareholders or (ii) such class of our shares is regularly traded, as defined by applicable Treasury regulations, on an established securities market such as the NYSE; and you owned, actually and constructively, 5% or less in value of such class of our shares throughout the shorter of the period during which you held such shares or the five-year period ending on the date of the sale or exchange.

Notwithstanding the foregoing, gain from the sale or exchange of our shares not otherwise subject to FIRPTA will be taxable to you if either (1) the investment in our shares is treated as effectively connected with your U.S. trade or business or (2) you are a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our shares (subject to the 5% exception applicable to regularly traded stock described above), you may be treated as having gain from the sale or exchange of a U.S. real property interest if you (1) dispose of our shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquire, or enter into a contract or option to acquire, or are deemed to acquire, substantially identical shares within 30 days after such ex-dividend date.

If gain on the sale or exchange of our shares were subject to taxation under FIRPTA, you would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the shares would be required to withhold and remit to the IRS 10% of the purchase price.

Backup Withholding Tax and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report is sent to you. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds from the disposition of shares made to you may be subject to information reporting and backup withholding unless you establish an exemption, for example, by properly certifying your Non-U.S. shareholder status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Possible Legislative or Other Actions Affecting Tax Consequences

Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in us.

State and Local Tax Consequences

We may be subject to state or local taxation or withholding in various state or local jurisdictions, including those in which we transact business, and our shareholders may be subject to state or local taxation or withholding in various state or local jurisdictions, including those in which they reside. The state and local tax treatment of us may not conform to the federal income tax treatment discussed above. Several states in which we may own properties treat REITs as ordinary Subchapter C corporations subject to tax at the corporate level. In addition, your state and local tax treatment may not conform to the federal income tax treatment discussed above. You should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

PLAN OF DISTRIBUTION

We may sell common shares, preferred shares, depositary shares, warrants and debt securities:

•	through underwriters or dealers

•	through agents

•	directly to one or more purchasers, including our affiliates

•	directly to shareholders

•	or through any combination of these methods

We may effect the distribution of common shares, preferred shares, depositary shares, warrants and debt securities from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed

•	at market prices prevailing at the time of sale

•	at prices relating to those market prices

•	at negotiated prices

For each offering of common shares, preferred shares, depositary shares, warrants or debt securities, the prospectus supplement or other offering materials will describe:

•	the plan of distribution

•	the terms of the offering

•	the names of any agents

•	the name or names of any managing underwriter or underwriters

•	the purchase price of the securities

•	the net proceeds from the sale of the securities

•	any delayed delivery arrangements

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation

•	any initial public offering price

•	any discounts or concessions allowed or reallowed or paid to dealers

•	any commissions paid to agents

If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell from time to time the securities in one or more transactions at a fixed public offering price, at any market price in effect at the time of sale or at a discount from any such market price. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed by the underwriters from time to time.

In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover over-allotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus. If we use dealers in the sale, we will sell securities to those dealers as principals. The dealers may then resell the securities to the public at any market price or other prices to be determined by the dealers at the time of resale. If we use agents in the sale, unless we inform you otherwise in the prospectus supplement or other applicable offering materials they will use their reasonable best efforts to solicit purchasers for the period of their appointment. If we sell directly, no underwriters or agents would be involved. In the prospectus supplement or other applicable offering materials, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. We are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute to payments they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from institutions in which the institution contractually agrees to purchase the securities from us on a future date at a specified price. This type of agreement may be made only with institutions that we specifically approve. These institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these agreements.

Underwriters, dealers or agents may engage in transactions with us and may perform services for us in the ordinary course of business.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement or other applicable offering materials.

LEGAL OPINIONS

Stinson Morrison Hecker LLP will issue an opinion about the validity of the securities and EPR’s qualification and taxation as a REIT under the Code. In addition, the description of EPR’s taxation and qualification as a REIT under the caption “U.S. Federal Income Tax Considerations” is based upon the opinion of Stinson Morrison Hecker LLP. Underwriters, dealers or agents who we identify in a prospectus supplement or other applicable offering materials may have their counsel give an opinion on certain legal matters relating to the securities or the offering.

EXPERTS

Our consolidated financial statements and schedules as of December 31, 2006 and December 31, 2005 and for each of the years in the three-year period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2006 financial statements refers to a change in the method of quantifying errors in 2006.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file reports and other information with the SEC. The reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained by mail from the Public Reference Section of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC Electronic Data Gathering Analysis and Retrieval (EDGAR) system. In addition, our common shares, Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares are listed on the New York Stock Exchange and we are required to file reports, proxy and information statements and other information with the New York Stock Exchange. These documents can be inspected at the principal office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, covering the securities described in this prospectus. You should be aware that this prospectus does not contain all of the information contained or incorporated by reference in the registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

1,500,000 Common Shares

Entertainment Properties Trust

Prospectus Supplement

          , 2008

JPMorgan	Morgan Stanley	RBC Capital Markets